UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to Rule §240.14a-12

Hecla Mining Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Hecla Mining Company, which will be held at the Coeur d’Alene Inn & Conference Center located at 414 W. Appleway, Coeur d’Alene, Idaho, on Friday, May 5, 2006, at 10:30 a.m., Pacific Daylight Time. Driving directions to the Coeur d’Alene Inn & Conference Center can be found on the back cover of this document.

At the meeting, shareholders will be asked to:

(1)	Elect two directors;

(2)	Approve an amendment to the Certificate of Incorporation of the corporation increasing the number of authorized shares of common stock of the corporation; and

(3)	Approve the adoption of an Employee Stock Purchase Plan.

In addition, reports of the corporation’s operations and other matters of interest will be made at the meeting. For information with respect to these matters, please refer to the Notice of Meeting and Proxy Statement.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. You may vote over the Internet, by telephone or by mail. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting of Shareholders if you do not attend in person. Please review the instructions for each of these voting options starting on page 1 of the Proxy Statement.

Sincerely,

Phillips S. Baker, Jr.
President and Chief Executive Officer

You may elect to receive future notices of meetings, proxy materials and annual reports electronically via the Internet. If you have previously consented to electronic delivery, your consent will remain in effect until withdrawn. If you have not yet enrolled in Hecla’s Internet delivery program, we strongly encourage you to do so as it is a cost-effective way for Hecla to send your proxy statement and annual report materials. Participation instructions are set forth in the Proxy Statement on page 3, under the heading “Electronic Access for Documents Filed with the Securities and Exchange Commission and Other Corporate Events.” When next year’s proxy statement and annual report materials are available, you will be sent an e-mail telling you how to access them electronically.

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
May 5, 2006

To the Shareholders of
HECLA MINING COMPANY

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company will be held at the Coeur d’Alene Inn & Conference Center located at 414 W. Appleway, Coeur d’Alene, Idaho, on Friday, May 5, 2006, at 10:30 a.m., Pacific Daylight Time, for the following purposes:

(1)	To elect two members to the Board of Directors to serve for a three-year term or until their respective successors are elected and have qualified;

(2)	To consider and vote upon an amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock of the corporation from 200,000,000 to 400,000,000;

(3)	To consider and vote upon the adoption of an Employee Stock Purchase Plan and to authorize a total of 500,000 shares of common stock to be issued under the plan; and

(4)	To transact such other business as may properly come before the Annual Meeting of Shareholders or any postponements or adjournments thereof.

The close of business on March 9, 2006, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders, and at any postponements or adjournments thereof.

By Order of the Board of Directors

Michael B. White
Corporate Secretary

March 27, 2006

i

ii

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
208-769-4100

PROXY STATEMENT
Relating to
ANNUAL MEETING OF SHAREHOLDERS
to be held on May 5, 2006

INTRODUCTION

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Hecla Mining Company, a Delaware corporation (the “Corporation”), to holders of shares of the Corporation’s common stock, par value $0.25 per share (the “Common Stock”), in connection with the soliciting of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Friday, May 5, 2006, and any postponements or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

These proxy solicitation materials, together with the Corporation’s 2005 Annual Report to Shareholders, were mailed on or about March 27, 2006, to shareholders entitled to vote at the Annual Meeting.

VOTING AT ANNUAL MEETING

Record Date

The Corporation’s Board has fixed the close of business on March 9, 2006, as the record date (the “Record Date”) for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

General Information About Voting

Who can vote. You will be entitled to vote your shares of the Corporation’s Common Stock at the Annual Meeting if you were a shareholder of record on the Record Date. Shareholders of record on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. As of the Record Date, 118,740,419 shares of Common Stock (which number does not include shares held by us as treasury shares) were outstanding and entitled to one vote each at the Annual Meeting.

How to vote your shares. The methods available for voting your shares depend on whether you are a “registered” or “street” shareholder. You are considered to be a registered shareholder if you hold your shares in certificate form. You are a street shareholder if you hold your shares through a broker or financial institution. Both registered and street shareholders may use the following three methods to vote your shares:

•	Telephone – You can vote by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote over the telephone, do not return your proxy card.

•	Proxy Card – You can vote by signing, dating and mailing your proxy card in the postage-paid envelope provided. The proxies named in the enclosed proxy card (Arthur Brown and Michael B. White) will vote your shares as you have instructed. You may authorize the proxies to vote your shares in favor of each of the proposals contained in this Proxy Statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

•	Vote in Person – You can attend the Annual Meeting and vote at the meeting.

If you are a street shareholder, in addition to using the three methods above, you may also vote your shares via the Internet as follows:

•	Internet (street shareholders only) – You can vote over the Internet at the web address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the Internet, we encourage you to vote this way. If you vote over the Internet, do not return your proxy card.

Quorum. A quorum of shareholders is required in order to transact business at the Annual Meeting. The presence, in person or by proxy, of shareholders holding a majority of the voting power of the outstanding Common Stock of the Corporation shall constitute a quorum. Under Delaware law, an abstaining vote or a broker “non-vote” is counted as present and is, therefore, included for purposes of determining whether a quorum of shares is present at a meeting.

Abstentions and broker non-votes. An abstention occurs when a shareholder attends a meeting by person or proxy, but abstains from voting or does not vote. The New York Stock Exchange permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the proposal of the Board to amend the Certificate of Incorporation are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters such as the adoption of the Employee Stock Purchase Plan, unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.

Votes required to approve the proposals. The number of votes required to approve each of the proposals to be presented at the Annual Meeting is as follows:

Item 1 – Election of Directors. Directors are elected by a majority of the votes cast by the holders of the Common Stock, at a meeting at which a quorum is present. Consequently, any shares not voted (whether by abstentions, broker non-votes or otherwise) have the same impact as a vote to withhold authority in the election of directors, and does not affect the election of directors.

Item 2 – Increase in Authorized Shares of Common Stock. Adoption of the proposed amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock will require the affirmative vote of the holders of a majority of outstanding shares of Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against the proposal.

Item 3 – Adoption of the Employee Stock Purchase Plan. The adoption of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal is greater than 50% of the total number of shares entitled to vote on the proposal. Abstentions will have the effect of a vote against the proposal.

Discretionary voting by proxies on other matters. Aside from the election of two directors, an increase in the number of authorized shares of the Corporation’s Common Stock, and the adoption of an Employee Stock Purchase Plan, we do not know of any other proposal that may be presented at the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to Arthur Brown and Michael B. White to vote on such matters at their discretion.

How you may revoke your proxy. A shareholder who has executed and returned a proxy card may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy card bearing a later date, by giving written notice of revocation to the Secretary of the Corporation or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting will not, in itself, be sufficient to revoke a proxy. If a shareholder votes their shares by Internet or telephone, they may revoke their vote at any time prior to the Annual Meeting by voting again by Internet or telephone.

Voting Results

Representatives of American Stock Transfer and Trust Company, our independent stock transfer agent, will count the votes and act as the inspector of election.

Expenses of Solicitation

The Corporation will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mail, the directors, officers and employees of the Corporation, without additional compensation, may solicit proxies personally or by telephone or otherwise. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

In addition, the Corporation has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of votes for the increase in the authorized shares of Common Stock and the Employee Stock Purchase Plan for an estimated fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

Householding

Many brokerage firms, financial institutions and transfer agents have instituted “householding” procedures for street and registered shareholders. Householding is when a single copy of the annual report and proxy statement are sent to a household in which two or more shareholders reside if they appear to be members of the same family. This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you are a street shareholder, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of our proxy statement or our annual report to shareholders, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

Registered shareholders who share an address and would like to receive a separate annual report to shareholders and/or a separate proxy statement for future annual meetings, or have questions regarding the householding process, may contact the Corporation’s transfer agent, American Stock Transfer and Trust Company, by calling 1-800-937-5449, or by forwarding a written request addressed to American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038. By contacting American Stock Transfer and Trust Company, registered shareholders sharing an address can also request delivery of multiple copies of annual reports or proxy statements to shareholders in the future.

If you would like to have additional copies of our 2005 Annual Report and/or Proxy Statement mailed to you, please call or write us at our corporate offices, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn: Investor Relations, telephone number: (208) 769-4100.

Electronic Access for Documents Filed with the Securities and Exchange Commission and Other Corporate Events

Shareholders may elect to receive the Corporation’s filings with the Securities and Exchange Commission, financial reports and press releases by E-mail. You may sign up for this service by visiting our website at www.hecla-mining.com under “Investor Relations” and then selecting “E-mail Alerts.”

This Proxy Statement and the Corporation’s 2005 Annual Report are also available on our website under “Investor Relations” and then selecting “Annual/Proxy/Quarterly.” If you are a registered shareholder, you may enroll in the electronic proxy delivery service at any time in the future by going to www.amstock.com and selecting “Shareholder Services” and following the instructions. If you choose to view future proxy materials and our annual report over the Internet, you will receive an E-mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you tell us otherwise, so you will not have to elect Internet access each year.

If you hold your Common Stock through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet. Shareholders who hold their Common Stock through a bank, broker or other nominee and who elect electronic access will receive an E-mail message next year containing the Internet address to access our proxy statement and annual report.

Choosing any of the above methods of delivery will save the Corporation the cost of producing and mailing these documents.

Proxies

Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by a properly executed proxy will be voted in accordance with the instructions indicated in such proxy. If no instructions are indicated on any proxy, the shares represented by such proxy will be voted: (1) FOR the election of two nominees for election as directors; (2) FOR the increase in the authorized number of common shares; (3) FOR the adoption of an Employee Stock Purchase Plan; and (4) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

PURPOSES OF ANNUAL MEETING

Item 1 – Election of Directors

In accordance with the Corporation’s Certificate of Incorporation, its Board is divided into three classes. The terms of office of the directors in each class expire at different times. There are three directors whose term will expire at the Annual Meeting, namely Messrs. Arthur Brown, John E. Clute and George R. Nethercutt, Jr.

At a meeting of the Board held in February 2006, Mr. Brown announced that he had no disagreements with management or the Corporation; but would not be seeking an additional term on the Board. Mr. Brown has dedicated 38 years of outstanding service to the Corporation, which includes serving as the Corporation’s Chairman of the Board for 19 years. Mr. Brown also served as the Corporation’s Chief Executive Officer for 16 years before retiring in May 2003. In addition to Mr. Brown not standing for re-election, Mr. John E. Clute also announced at the February 2006 Board meeting that he had no disagreements with management or the Corporation; but would not be seeking an additional term on the Board. Mr. Clute has been a member of the Corporation’s Board since 1983.

At a meeting held by the Corporate Governance and Directors’ Nominating Committee in February 2006, the Corporate Governance and Directors’ Nominating Committee recommended to the Board two qualified candidates to stand for election at the Annual Meeting. The Board designated Messrs. George R. Nethercutt, Jr., and John H. Bowles as nominees for election as directors of the Corporation, each for a three-year term expiring in 2009. Mr. Nethercutt is a current member of the Board, and was appointed in February 2005 to fill the vacancy created by the resignation of Mr. Joe Coors, Jr. Mr. Bowles, who was recommended to the Corporate Governance and Directors’ Nominating Committee by the Corporation’s Chief Executive Officer, is a current partner in the Audit and Assurance Group of PricewaterhouseCoopers in Vancouver, British Columbia, and will be retiring from that firm in June 2006. If elected, Mr. Bowles’ term will not become effective until July 1, 2006. The terms of Messrs. Ted Crumley, Charles L. McAlpine and Jorge E. Ordoñez C. will expire in 2007. The terms of Messrs. Phillips S. Baker, Jr., David J. Christensen and Dr. Anthony P. Taylor will expire in 2008.

The Board currently has nine members. As a result of only two directors being nominated for election to the Board at the Annual Meeting, and pursuant to its authority in the Corporation’s Certificate of Incorporation and By-Laws, the Board has set the number of directors at eight, effective with the conclusion of the Annual Meeting.

It is intended that the proxies solicited hereby for shareholders will be voted FOR the election of Messrs. George R. Nethercutt, Jr., and John H. Bowles, unless authority to do so has been withheld. The Board knows of no reason why any of the nominees will be unable or unwilling to accept election. However, if any nominee becomes unable to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Corporate Governance and Directors’ Nominating Committee of the Board. If substitute nominees are selected, proxies will be voted in favor of such nominees, unless authority to do so has been withheld.

Nominees

If elected, the nominees will each serve for a three-year term ending in 2009. If elected, Mr. Bowles’ term will not commence until July 1, 2006. The nominees are as follows:

Principal Occupation and Other Directorships	Age at May 5, 2006	Year First Became Director
GEORGE R. NETHERCUTT, JR. Principal, Lundquist, Nethercutt & Griles, LLC (a strategic planning and consulting firm), since February 2005; Of Counsel, Paine, Hamblen, Coffin, Brooke & Miller LLP (a law firm), since August 2005; Board Member, Washington Policy Center since January 2005; Board Member, ARCADIS Corporation since May 2005; Board Member, Juvenile Diabetes Research Foundation International since June 2005; U.S. Chairman, Permanent Joint Board on Defense – U.S./Canada since April 2005; Member, U.S. House of Representatives from 1995 to 2005; Member, Subcommittee on Interior, Agriculture and Defense Appropriations from 1995 to 2005; Member, Committee on Science and Energy from 1998 to 2005; Vice Chairman, Defense Subcommittee on Appropriations from 2000 to 2004; Member, Washington State Bar Association since 1972.
	61	2005

JOHN H. BOWLES. Currently a partner in the Audit and Assurance Group of PricewaterhouseCoopers LLP since April 1976; Treasurer, Mining Suppliers, Contractors and Consultants Association of British Columbia since May 1999; former Director of Ducks Unlimited Canada from March 1988 to March 1996; Director Emeritus, Ducks Unlimited Canada since March 1996; Trustee of The Leon and Thea Koerner Foundation since November 2002; former President of the Canadian Diabetes Association from 1982 to 1984; former Director and member of the Vancouver Club from March 1991 to March 1994; appointed a fellow of the Institute of Chartered Accountants in December 1997; and appointed a fellow of the Canadian Institute of Mining and Petroleum in May 2003.
	60	--

The Board recommends that shareholders vote “FOR” the election of George R. Nethercutt, Jr., and John H. Bowles.

Remaining Directors

The remaining directors whose present terms of office will continue after the meeting and will expire in 2007 are as follows:

Principal Occupation and Other Directorships	Age at May 5, 2006	Year First Became Director
TED CRUMLEY. Former Executive Vice President and Chief Financial Officer of OfficeMax Incorporated (distributor of office products) from January 2005 to December 2005; Senior Vice President of OfficeMax Incorporated from November 2004 to January 2005; Senior Vice President and Chief Financial Officer of Boise Cascade Corporation (manufacturer of paper and forest products) from 1994 to 2004; Vice President and Controller of Boise Cascade Corporation from 1990 to 1994; other positions held at Boise Cascade Corporation from 1972 to 1990.	61	1995

CHARLES L. McALPINE. Former President of Arimathaea Resources Inc. (a Canadian gold exploration company) from 1982 to 1992; former President of Campbell Chibougamau Mines Ltd. (a Canadian copper-gold mining company) from 1969 to 1979; Director, First Tiffany Resource Corporation; Director, Goldstake Explorations Inc.; Director, Postec Systems Inc.	72	1989

JORGE E. ORDOÑEZ C. President and Chief Executive Officer, Ordoñez Profesional S.C. (a business and management consulting corporation specializing in mining) since 1988; Chief Executive Officer, Minera Cima, S.A. de C.V. since 2005; Director, Fischer-Watt Gold Co., Inc. since 1996; Vice President, Minera Montoro, S.A. de C.V. since 1996; former Chief Executive Officer, Empresas Frisco, S.A. de C.V. from 1981 to 1988; former Chief Executive Officer, Minera Real de Angeles, S.A. de C.V. (a Placer Dome Mexican subsidiary) from 1979 to 1980; recipient of Mexican National Geology Recognition in 1989; elected to Mexican Academy of Engineering in 1990.
	66	1994

The remaining directors whose present terms of office will continue after the meeting and will expire in 2008 are as follows:

Principal Occupation and Other Directorships	Age at May 5, 2006	Year First Became Director
PHILLIPS S. BAKER, JR. Chief Executive Officer of the Corporation since May 2003; President of the Corporation since November 2001; Chief Financial Officer of the Corporation from May 2001 to June 2003; Chief Operating Officer of the Corporation from November 2001 to May 2003; Vice President of the Corporation from May 2001 to November 2001; Director, Questar Corporation (a Utah natural gas and exploration and production company), since February 2004; Vice President and Chief Financial Officer of Battle Mountain Gold Company (a gold mining company) from March 1998 to January 2001; Vice President and Chief Financial Officer of Pegasus Gold Corporation (a gold mining company) from January 1994 to January 1998.
	46	2001

DAVID J. CHRISTENSEN. Research analyst with Credit Suisse First Boston (an investment banking firm) from October 2002 to August 2003; Global Coordinator and First Vice President of Merrill Lynch & Co. (an investment banking firm) from 1998 to 2001; Vice President and Precious Metals Equity Analyst with Merrill Lynch & Co. from 1994 to 1998; Portfolio Manager of Franklin Gold Fund and Valuemark Precious Metals Funds for Franklin Templeton Group from 1990 to 1994. Mr. Christensen had previously served as a director from May 2002 to October 2002.	43	2003

DR. ANTHONY P. TAYLOR. President, Chief Executive Officer and Director, Gold Summit Corporation (a public Canadian minerals exploration company), since October 2003; Director, Greencastle Resources Corporation since December 2003; President and Director, Caughlin Preschool Co. (a private Nevada corporation that operates preschools), since October 2001; President, Chief Executive Officer and Director, Millennium Mining Corporation (a private Nevada minerals exploration company) from January 2000 to October 2003; Vice President of Exploration, First Point US Minerals from 1997 to 1999; President and Director, Great Basin Exploration & Mining Co., Inc., from 1990 to 1996.
	64	2002

Item 2 – Increase in Number of Authorized Shares of Common Stock

At the Annual Meeting, shareholders will be asked to consider and take action on an amendment to the Certificate of Incorporation of the Corporation increasing the number of authorized shares of Common Stock of the Corporation from 200,000,000 to 400,000,000. See “Increase in Number of Authorized Shares of Common Stock” on page 33 of this Proxy Statement.

Item 3 – Adoption of Employee Stock Purchase Plan

At the Annual Meeting, shareholders will be asked to consider and take action on the adoption of an Employee Stock Purchase Plan and to authorize a total of 500,000 shares of Common Stock of the Corporation to be issued under the plan. See “Adoption of Employee Stock Purchase Plan” on page 34 of this Proxy Statement.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Current Members of the Board of Directors

The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they currently serve, are identified below.

Director	Executive Committee	Audit Committee	Compensation Committee	Corp. Gov. and Directors Nominating Committee	Technical
Phillips S. Baker, Jr.	*
Arthur Brown ***	**				*
David J. Christensen		*
John E. Clute	*		*	**
Ted Crumley	*		**	*
Charles L. McAlpine		**	*	*	*
George R. Nethercutt, Jr.		*
Jorge E. Ordoñez C.		*		*	**
Dr. Anthony P. Taylor					*

*	Member

**	Committee Chairman

***	Chairman of the Board

Committees of the Board of Directors

The standing committees of the Board are the Executive; Audit; Compensation; Corporate Governance and Directors’ Nominating; and Technical.

The Board adopted charters for the Audit, Compensation, and Corporate Governance and Directors’ Nominating Committees. You may obtain copies of these charters in the “Investor Relations” section of www.hecla-mining.com under “Corporate Governance” or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attention: Investor Relations.

Executive Committee. The Executive Committee is empowered with the same authority as the Board in the management of the business of the Corporation, except for certain matters enumerated in the Corporation’s By-Laws, which are specifically reserved to the full Board. The Executive Committee did not meet in 2005.

Audit Committee. The functions of the Audit Committee are described below under the heading “Audit Committee Report.” Each member of the Audit Committee satisfies the definition of “independent director” as established in the New York Stock Exchange listing standards and the Securities and Exchange Commission rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that Charles L. McAlpine, David J. Christensen and Jorge E. Ordoñez C. each qualify as an audit committee “financial expert” as defined by Securities and Exchange Commission rules. The Audit Committee met five times in 2005. Additionally, the Chairman of the committee met with the Corporation’s independent auditors to review the quarterly financial statements throughout the year.

Compensation Committee. The Compensation Committee’s principal functions are to: (i) recommend compensation levels and programs for the Chief Executive Officer to the independent members of the Board; (ii) recommend compensation levels and programs for all Vice Presidents to the full Board; and (iii) administer the Corporation’s stock-based plans. All members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Compensation Committee met three times in 2005.

Corporate Governance and Directors’ Nominating Committee. The Corporate Governance and Directors’ Nominating Committee’s principal functions are to: (i) consider matters of corporate governance; (ii) periodically review the Corporation’s Corporate Governance Guidelines and corporate governance procedures to ensure compliance with the federal securities laws and New York Stock Exchange regulations; (iii) review any director candidates, including those nominated or recommended by shareholders; (iv) identify individuals qualified to become directors consistent with criteria approved by the Board; (v) recommend to the Board the director nominees for the next annual meeting of shareholders, any special meeting of shareholders, or to fill any vacancy on the Board; (vi) review the appropriateness of the size of the Board relative to its various responsibilities; and (vii) recommend committee assignments and committee chairpersons for the standing committees for consideration by the Board. All members of the Corporate Governance and Directors’ Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Corporate Governance and Directors’ Nominating Committee met three times in 2005.

Technical Committee. The principal function of the Technical Committee is to make recommendations to the Board concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations. The Technical Committee met twice in 2005.

CORPORATE GOVERNANCE

Director Independence

In May 2004, the Board adopted Corporate Governance Guidelines, which, among other things, state that the Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. In determining independence, each year the Board affirmatively determines whether directors have no “material relationship” with the Corporation. When assessing the “materiality” of a director’s relationship with the Corporation, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Corporation as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. In making these independence determinations, the Board applies the following standards:

•	A director who is, or has been within the last three years, an employee of the Corporation, or whose immediate family member[1] is, or has been within the last three years, an executive officer[2] of the Corporation may not be deemed independent. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following the interim employment.

[1]	“Immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.
[2]	“Executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934.

•	A director who has received, or who has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of the Corporation will not be considered in determining independence under this test.

•	(i) A director who is, or whose immediate family member is, a current partner of a firm that is the Corporation’s external auditor; (ii) a director who is a current employee of such a firm; (iii) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) a director who was or whose immediate family member was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the Corporation’s audit within that time, may not be deemed independent.

•	A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company, where any of the Corporation’s present executive officers at the time serve or served on that company’s compensation committee may not be deemed independent.

•	A director who is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that has made payment to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent.

•	The Corporation made contributions to any charitable organization in which a director served as an executive officer and contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s gross revenues.

The Board consults with outside counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations.

Pursuant to the Corporation’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2006. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Corporation and its subsidiaries and affiliates, including relationships, if any, reported under “Certain Relationships and Related Transactions.” The Board also examined transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that David J. Christensen, John E. Clute, Ted Crumley, Charles L. McAlpine, George R. Nethercutt, Jr., Jorge E. Ordoñez C. and Dr. Anthony P. Taylor are independent. Mr. Phillips S. Baker, Jr. is considered a non-independent inside director because of his employment as President and Chief Executive Officer with the Corporation. Mr. Brown is considered a non-independent outside director as a result of being the father-in-law of Michael H. Callahan, the Corporation’s Vice President – Corporate Development, and having held the position of Chief Executive Officer within the last three years. Nominee, John H. Bowles is a current partner in the Audit and Assurance Group of PricewaterhouseCoopers. PricewaterhouseCoopers is the firm that provides audit services on the financials for the Greens Creek operation, which is a joint venture between Hecla Alaska LLC, a subsidiary of the Corporation, and Kennecott Minerals Company, of which Hecla Alaska LLC owns a 29.73% interest. If elected, Mr. Bowles’ term of office will not be effective until July 1, 2006, at which time he will no longer be a partner in the firm of PricewaterhouseCoopers. Consequently, the Board has determined that effective July 1, 2006, Mr. Bowles will be independent.

You may obtain a copy of the Corporation’s Corporate Governance Guidelines in the “Investor Relations” section of www.hecla-mining.com under “Corporate Governance” or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attention: Investor Relations.

Selection of Nominees for the Board of Directors

Pursuant to the Corporation’s Corporate Governance Guidelines, the Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Corporate Governance and Directors’ Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in board members as well as the composition of the Board as a whole, including an annual evaluation of whether members qualify as being independent under applicable standards. This evaluation will include the consideration of independence, diversity, age, skills, experience, and industry backgrounds in the context of the needs of the Board and the Corporation, as well as the ability of members (and candidates for membership) to devote sufficient time to perform their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. Directors are expected to immediately inform the Board of any material changes in their circumstances or relationships that may impact their independence.

The Corporate Governance and Directors’ Nominating Committee believes that nominees for election to the Board should also possess certain minimum qualifications and attributes. The nominee must: (i) exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices; (ii) not serve on more than two other public company boards; (iii) not be involved in ongoing litigation with the Corporation or be employed by an entity that is engaged in such litigation; and (iv) not be the subject of any ongoing criminal investigations in the jurisdiction of the United States or any state thereof, including investigations for fraud or financial misconduct.

In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Directors’ Nominating Committee reviews such directors’ overall service to the Corporation during their terms, including the number of meetings attended, level of participation and quality of performance.

Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Corporate Governance and Directors’ Nominating Committee identifies potential new director candidates by recommendations from its members, other board members, corporate management and shareholders, and may, if necessary or appropriate, utilize the services of a professional search firm.

The Corporate Governance and Directors’ Nominating Committee will consider persons recommended by shareholders as nominees for election as directors. The Corporation’s By-Laws provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth in the section titled, “Provisions of the Corporation’s By-Laws with Respect to Shareholder Proposals and Nominations for Election as Directors.” Shareholders who wish to submit a proposed nominee to the Corporate Governance and Directors’ Nominating Committee should send written notice to the Corporate Governance and Directors’ Nominating Committee Chairman, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, within the time period set forth below in the section titled, “Provisions of the Corporation’s By-Laws with Respect to Shareholder Proposals and Nominations for Election as Directors.” The notification should set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; the name and address of the shareholder or beneficial owner making the nomination or on whose behalf the nomination is being made; and

the class and number of shares of the Corporation owned beneficially and of record by such shareholder or beneficial owner. The Corporate Governance and Directors’ Nominating Committee will consider shareholder nominees on the same terms as nominees selected by the Corporate Governance and Directors’ Nominating Committee.

Independent Director Sessions

The independent directors meet separately from the other directors in regularly scheduled meetings, without the presence of non-independent directors or executive officers of the Corporation, unless attendance is requested by the independent directors. At each regularly scheduled meeting, the independent members of the Board appoint an independent member to preside over the meeting of the independent directors. The presiding director’s duties include chairing independent director sessions of the Board, conferring with the Corporation’s Chairman of the Board and Chief Executive Officer on other matters, facilitating the flow of information to the Board and any other duties assigned by the independent members of the Board.

Board Meetings During 2005

It is the Corporation’s policy that all directors are expected, absent compelling circumstances, to prepare for, attend and participate in all board and applicable committee meetings and each annual meeting of the shareholders. Our Board held four meetings during fiscal year 2005. Each of our directors attended all of the meetings of our Board and all of the meetings of the committees of the Board upon which each served during our fiscal year 2005, except Mr. Jorge E. Ordoñez C., who was unable to attend one Board meeting. All members of the Board attended last year’s Annual Shareholders Meeting, which was held in May 2005.

Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees. In addition, the Corporation has adopted a Code of Ethics that applies to its Chief Executive Officer (our principal executive officer), Chief Financial Officer (our principal financial officer) and principal accounting officer or controller. The text of both documents can be found in the “Investor Relations” section of our website at www.hecla-mining.com under “Corporate Governance.” A copy of both documents may also be obtained by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn: Investor Relations.

Director Communications

Shareholders or other interested parties wishing to communicate with the presiding director or with the non-management directors as a group, may do so by delivering or mailing the communication in writing to: Presiding Director, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Corporation’s internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process in which shareholders may communicate with the Board or its members. Please refer to the Corporation’s website at www.hecla-mining.com for any changes in this process.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The Audit Committee consists of Messrs. Charles L. McAlpine (Chairman), David J. Christensen, George R. Nethercutt, Jr., and Jorge E. Ordoñez C. Each member of the Audit Committee satisfies the definition of “independent director” as established in the New York Stock Exchange listing standards and Securities and Exchange Commission rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that Charles L. McAlpine, David J. Christensen and Jorge E. Ordoñez C. each qualify as an audit committee “financial expert”3 as defined by Securities and Exchange Commission rules.

The Audit Committee’s principal functions are to assist the Board in fulfilling its oversight responsibilities, and to specifically review: (i) the integrity of the Corporation’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Corporation’s system of internal audit function and the independent auditor; and (iv) the Corporation’s compliance with laws and regulations, including disclosure controls and procedures. During 2005, the Audit Committee worked with management, the Corporation’s internal auditors and the Corporation’s independent auditors to address Sarbanes-Oxley Section 404 internal control requirements. The Audit Committee also appoints the Corporation’s independent auditors. The Audit Committee met five times in 2005. Additionally, the Chairman met with the Corporation’s independent auditors to review the quarterly financial statements throughout the year.

The Audit Committee acts under a written charter as amended and restated on September 12, 2005, a copy of which is attached as Appendix A. You may also obtain a copy of the charter in the “Investor Relations” section of www.hecla-mining.com under “Corporate Governance” or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attention: Investor Relations.

Review of the Corporation’s Audited Financial Statements for the Fiscal Year Ended December 31, 2005

The Audit Committee reviews the Corporation’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. The Corporation’s independent auditors are engaged to audit and express opinions on the conformity of the Corporation’s financial statements to accounting principles generally accepted in the United States, management’s assessment of the Corporation’s internal control over financial reporting and the effectiveness of the Corporation’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements together with the results of management’s assessment of the internal control over financial reporting with management and the

[3]	Audit Committee “Financial Expert” is defined as a person who has through: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or position performing similar functions; (ii) experience actively supervising one or more such persons; (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iv) other relevant experience and the following attributes: (a) an understanding of GAAP and financial statements; (b) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by a company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from the independent auditor the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee meets with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Corporation is compatible with the auditor’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Appointment of Auditors

The Audit Committee has appointed the firm of BDO Seidman, LLP, as the Corporation’s independent auditor for fiscal year 2006. BDO Seidman, LLP, has served as the Corporation’s independent auditor since 2001. Representatives of BDO Seidman, LLP, are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent auditors for the Corporation. Therefore, the Corporation is not submitting the selection of BDO Seidman, LLP, to our shareholders for ratification.

February 15, 2006

Charles L. McAlpine, Chairman
David J. Christensen
George R. Nethercutt, Jr.
Jorge E. Ordoñez C.

AUDIT FEES

Audit and Non-Audit Fees

The following table represents fees for professional audit services rendered by BDO Seidman, LLP, for the audit of the Corporation’s annual financial statements for the years ended December 31, 2005, and December 31, 2004, and fees for other services rendered by BDO Seidman, LLP, during those periods.

	2005	2004
Audit Fees	$629,457	$513,650
Audit Related Fees	101,550	77,313
Tax Fees	36,273	41,024
All Other Fees	0	0
Total	$767,280	$631,987

Audit Fees. Annual audit fees relate to services rendered in connection with the annual audit of the Corporation’s consolidated financial statements, quarterly reviews of financial statements included in the Corporation’s quarterly reports on Form 10-Q, and fees related to the registration of securities with the Securities and Exchange Commission. The increase in annual audit fees for 2005 from 2004 resulted from BDO Seidman’s continued review of the Corporation’s internal control procedures under the Sarbanes-Oxley rules.

Audit Related Fees. Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans, as well as due diligence services for potential acquisitions and consultation on accounting standards or transactions.

Tax Fees. Tax services consisted of fees for tax consultation and tax compliance services, which included preparation of tax returns for our Venezuelan and Mexican subsidiaries, tax planning and miscellaneous tax research.

All Other Fees. There were no other fees.

The Audit Committee considers whether the provision of these services is compatible with maintaining BDO Seidman’s independence, and has determined such services for fiscal years 2005 and 2004 were compatible. All of the fees were pre-approved. None of the fees above were approved pursuant to the de minimis exception to the pre-approval requirements. All of the services described above were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(B) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal years 2005 and 2004.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

COMPENSATION OF NONEMPLOYEE DIRECTORS

Directors who are employees of the Corporation receive no additional compensation for their services as directors. During 2005, each nonemployee member of the Board was paid the following: (i) a retainer of $5,000 per calendar quarter; (ii) $3,000 for each directors’ meeting attended; and (iii) $1,000 for attending any meeting of any committee of the Board. The Chairman of each committee of the Board receives an additional $1,000 per meeting. The Corporation reimburses all reasonable expenses incurred by both employee and nonemployee directors in connection with such meetings.

In March 1995, the Corporation adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the “Director’s Stock Plan”), which became effective following shareholder approval on May 5, 1995. The Director’s Stock Plan was amended July 18, 2002, February 25, 2004 and May 6, 2005. The Director’s Stock Plan terminates July 17, 2012, and is subject to termination by the Board at any time. Pursuant to the Directors Stock Plan, on May 30 of each year, each nonemployee director is credited with a number of shares determined by dividing $24,000 by the average closing price for the Corporation’s Common Stock on the New York Stock Exchange for the prior calendar year. Nonemployee directors joining the Board after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. These shares are held in a grantor trust, the assets of which are subject to the claims of the Corporation’s creditors, until delivered under the terms of the plan. Delivery of the shares from the trust occurs upon the earliest of: (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director’s service for any other reason; (iv) a Change in Control of the Corporation (as defined); or (v) at the election of the director at any time, provided, however, that shares must be held in the trust for at least two years prior to delivery. Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The maximum number of shares of Common Stock, which may be credited pursuant to the Director’s Stock Plan, is 1,000,000.

As described more fully above, this chart summarizes the annual cash compensation for the Corporation’s nonemployee directors during 2005. In addition, each nonemployee director received 3,599 shares of the Corporation’s Common Stock under the terms of the Director’s Stock Plan, except Mr. Nethercutt, who was credited with 900 shares based upon the date he joined the Board in 2005, and Mr. Brown who received stock under the terms of the Key Employee Deferred Compensation Plan, as more fully described below in footnote (1) of the “2005 Nonemployee Director Cash Retainer and Meeting Fees” table. Beyond these, no other cash compensation, such as consulting fees, was paid to any such director.

2005 Nonemployee Director Cash Retainer and Meeting Fees

Director	Annual Director Retainer ($)	Annual Committee Chair Retainers ($)	Board Meeting Fees ($)	Committee Meeting Fees ($)	Total Cash ($)
Arthur Brown, Chairman(1)	35,000	0	0	0	35,000
David J. Christensen	20,000	0	12,000	4,000	36,000
John E. Clute	20,000	2,000	12,000	5,000	39,000
Ted Crumley	20,000	3,000	12,000	5,000	40,000
Charles L. McAlpine	20,000	4,000	12,000	11,000	47,000
George R. Nethercutt, Jr.	20,000	0	12,000	3,000	35,000
Jorge E. Ordoñez C.	20,000	1,000	9,000	5,000	35,000
Dr. Anthony P. Taylor	20,000	0	12,000	2,000	34,000

(1)	In May 2005, the Compensation Committee set the compensation for Mr. Brown’s continuing services as Chairman of the Board from June 1, 2005, through May 31, 2006, at $10,000 per month. The monthly payment is paid one-half in cash and one-half in shares of the Corporation’s Common Stock at the end of each month determined by dividing the average closing price of the Corporation’s Common Stock for each month of service into $5,000 per month. Mr. Brown was credited with 16,913 shares of the Corporation’s Common Stock from January 1, 2005, through

December 31, 2005, under the terms of the Key Employee Deferred Compensation Plan, and $35,000 in cash from January 1, 2005, through December 31, 2005. Using the closing market price of the Corporation’s Common Stock on December 30, 2005 ($4.06), the value of Mr. Brown’s 16,913 shares as of December 30, 2005, was $68,667.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

Overall Policy

The Compensation Committee is charged with considering specific information and making recommendations to the full Board with respect to compensation matters. Only the independent members of the Board approve all compensation matters for the Corporation’s Chief Executive Officer. Certain stock-based compensation matters for the Corporation’s executive officers rest in the sole discretion of the Compensation Committee. The Compensation Committee is composed of three independent directors who are appointed annually by the Corporation’s Board. The Compensation Committee’s consideration and recommendations regarding executive compensation are guided by a number of factors including overall corporate performance and total return to shareholders.

The Compensation Committee’s objective is to set executive compensation at levels which: (i) are fair and reasonable to the shareholders; (ii) link executive compensation to long-term and short-term interests of the shareholders; and (iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers’ compensation is linked to the interests of the shareholders by making a part of each executive officer’s potential compensation depend on the Corporation’s performance and the officer’s own performance. The retention of executive officers is encouraged by making a portion of the compensation package in the form of awards, which either increase in value or only have value, if the executive officer remains with the Corporation for specified periods of time.

Under the Corporation’s compensation program, the Compensation Committee expects executives to achieve short-term, or annual, results that will ensure the Corporation’s long-term viability and success. To reinforce the importance of balancing these perspectives, the Corporation’s executive officers and senior management are regularly provided with both annual and long-term incentives. Participation in the long-term incentive programs increases at higher levels of responsibility, as executive officers and senior management in these leadership roles have the greatest influence on the Corporation’s strategic direction and results over time.

The Corporation provides employees at all levels with various ways to become shareholders. Over time, the Corporation has made stock option grants to broad segments of employees and, through the current 1995 Stock Incentive Plan, has provided for discretionary stock option grants to employees worldwide. In addition, the Corporation offers other programs that are intended to facilitate stock ownership among employees. These programs include purchasing stock through the Corporation’s 401(k) savings plan, deferring compensation to purchase discounted stock options or to purchase stock units through the Key Employee Deferred Compensation Plan, and potentially being able to purchase stock through the Employee Stock Purchase Plan in the future, if such plan is approved by shareholders at the Annual Meeting. The Corporation’s goal in providing these opportunities is to align the interests of each employee with the interests of the Corporation’s shareholders.

The Compensation Committee periodically reviews the Corporation’s executive compensation program. The Compensation Committee met three times in 2005 to consider various components of the executive compensation program. A study of our compensation philosophy and programs was conducted during fiscal year 2005. The Compensation Committee evaluated the Corporation’s compensation programs and policies against current and emerging competitive practice. Input was provided from all Directors, and the results and recommendations reviewed with the full Board. In making recommendations concerning executive compensation, the Compensation Committee reviews reports published by independent compensation consultants assessing compensation programs and reviews the Corporation’s executive compensation, corporate performance, stock price appreciation and total return to shareholders against a peer group of public corporations made up of the Corporation’s competitors for executive talent. Because most executive skills and expertise are transferable between industries and business segments, the Compensation Committee believes the Corporation’s competitors for executive talent are not limited to those companies included in the peer group established for comparing shareholder returns. Thus, the Corporation’s peer group used for compensation analysis includes, but is not limited to, the peer group identified in the Performance Graph shown on page 22. The Compensation Committee also targets total executive compensation at the 75th percentile of the peer group.

The Compensation Committee recommends compensation levels and programs for the Chief Executive Officer to the independent members of the Board and recommends compensation levels and programs for all Vice Presidents (“executive officers” as used in this report) to the full Board.

The key elements of the Corporation’s executive compensation consist of base salary, annual cash/stock performance payments and long-term performance programs, including stock-based grants. The Compensation Committee’s policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Baker, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Corporation to each individual executive, including deferred compensation, pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the elements described below. While the Compensation Committee takes into consideration all performance and other factors listed below in setting base salaries, the Compensation Committee’s deliberations are essentially subjective, and no set quantitative formula determines the base salary level of any of the executive officers. The Corporation adopted a short-term performance payment plan in 1994, which utilizes performance against both quantitative and qualitative targets to determine an executive’s eligibility for annual performance payments in addition to base salary. In 2003, the Corporation also adopted a long-term performance plan, which provides for performance payments to executive officers if certain performance targets are met or exceeded over multiple periods.

Base Salaries

Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies including those in the peer group.

Annual salary adjustments, which are made in May of each year for a 12-month period from June 1 to May 31, are determined by evaluating the performance of the Corporation and of each executive officer, and also taking into account new responsibilities for any particular executive officer. In the case of executive officers who are responsible for a particular business unit, such unit’s financial, operating, cost containment and productivity results are also considered by the Compensation Committee. The Compensation Committee, where appropriate, also considers other corporate performance measures, including changes in productivity, cost control, safety, environmental awareness and improvements in relations with government officials, regulators, suppliers and employees. The Compensation Committee places a premium on cost containment and productivity for gold, silver and other commodities produced by the Corporation, because the prices for these commodities are established by international markets. Base salaries for certain executive officers were increased commencing June 1, 2005, based upon the considerations described above. Since June 2003, Mr. Baker’s annual base salary had been $325,000. Commencing June 1, 2005, the base salary for Mr. Baker increased 3% to $335,000. Commencing June 1, 2005, the other named executive officers received base pay increases ranging from 3% to 11%. These salaries are within the median range for the comparison groups and are shown in the Summary Compensation Table on page 26 in the “Salary” column.

Annual Performance Payment

In 1994, the Corporation adopted a short-term performance payment plan based on the recommendation of the Compensation Committee. Under the plan, executive officers (five in 2005) were eligible for annual cash payments based upon a formula established in the plan covering the calendar year 2005 and generally described below. At the start of each fiscal year, the Corporation establishes key performance measures it believes require special focus of our executive officers, as well as all employees generally, to move the business forward and create value for our shareholders. The Compensation Committee then defines a funding range around the selected key measures that will determine whether, and at what level, annual incentive funding will be available. When funding is available, the payment of awards to eligible employees is based on their individual performance, as well as that of the Corporation’s performance. The Compensation Committee evaluates each executive officer’s individual performance at the end of the year, including the executive’s results against his or her objectives. In addition, the Compensation Committee assesses each executive officer in terms of managerial ability, business knowledge, execution of the Corporation’s business plan and overall business strategy.

The basis for annual incentive funding for fiscal year 2005 was the achievement of a range of established targeted quantitative and qualitative goals for corporate performance. For 2005, the corporate quantitative goals included gold and silver production, production costs per ounce for silver and gold, cost containment, environmental costs, capital expenditures and resource development goals. Corporate qualitative goals included, among other goals, becoming shelf registration eligible and to file a shelf registration statement, and completing the agreed upon yard work under the 1994 Consent Decree for the Bunker Hill box Superfund site.

The Chief Executive Officer’s performance payment for 2005 was based solely on corporate performance. The other executive officers’ performance payments were based 60% upon corporate performance with 40% based upon individual performance. A performance payment pool was targeted based on the annual cash and stock-based salary equal to 60% for the Chief Executive Officer and 40% for each Vice President.

The Board reviews management’s performance on a quarterly basis. At the Compensation Committee meeting following the performance year, the actual performance results are compared against the targeted quantitative and qualitative performance goals. The Compensation Committee reviews and recommends individual performance payments for all eligible executive officers to the Board, and in the case of the Chief Executive Officer, to the independent members of the Board. For 2005, the Compensation Committee recommended to the Board and the Board approved the payment of annual performance bonuses in cash to all non-CEO executive officers. Some executive officers elected to defer their bonus compensation pursuant to the Key Employee Deferred Compensation Plan. For 2005, Mr. Phillips S. Baker, Jr., the Corporation’s President and Chief Executive Officer, the independent members of the Board approved a cash bonus payment of $117,000, a portion of which was deferred under the terms of the Key Employee Deferred Compensation Plan. For the other named executive officers, the amounts are set forth in the Summary Compensation Table on page 26 in the “Bonus” column.

Long-Term Performance Plan

The Corporation also utilizes a Long-Term Performance Payment Plan for senior executives and other key employees of the Corporation. Under the plan, a new performance period begins each calendar year and runs for three years. The purpose of having three-year performance periods is to recognize that some activities require significant periods of time to be implemented and for measurable results to accrue. Three-year periods also provide the opportunity to adjust performance activities to keep on track toward performance targets. Starting a new plan period each year provides the opportunity to adjust for new conditions and circumstance or priorities. For example, a merger or acquisition could change the nature and level of subsequent year targets. Such an event would not change non-matured plan period targets but is taken into account in future plan periods. Each participant receives a number of performance units at the beginning of each three-year performance period. Performance units are dollar-denominated units whose payment and/or value ($0 – $200) is contingent upon performance as measured against pre-determined targets and parameters over a three-year time period. The nominal target value for each performance unit is $100.

At the beginning of each period, the Compensation Committee establishes certain performance targets, which may include increased production levels, increased mineral reserves and resources and cash flow with metals prices being fixed for the period. At the end of each period, performance is reviewed against the plan targets. The ultimate value of each unit is determined at the end of the three-year performance period, based on the Corporation’s performance against pre-established goals. The value of units can range from zero to two times the target value. The goals that the Compensation Committee established for the 2005–2007 performance cycle were: (i) continued focus on resource growth and cash contribution generation; (ii) more emphasis on resource growth (e.g., gold, silver and gold equivalent resources); and (iii) cash contribution generated from the Corporation’s resources.

The primary determination on the number of performance units awarded reflects the objective of providing the potential for a participant to realize targeted total compensation levels. However, there are other factors considered including scope of position responsibilities, accountabilities and involvement with specific strategic initiatives, ability to influence outcomes and other factors. In addition, the Board, in its sole discretion, may make adjustments to awards earned by plan participants in connection with achieving performance targets, and may also make awards to participants in the event performance targets are not met. Performance awards may be in the form of cash and/or stock, with any shares of stock being granted under the Corporation’s 1995 Stock Incentive Plan. With respect to the Chief Executive Officer, approval must be made by the independent members of the Board. Participants may elect to defer any performance unit award amount up to 100% of the award through the Corporation’s Key Employee Deferred Compensation Plan if an election to do so has been made no later than July of the third performance period for the plan period for which the award is being made. The number of performance units awarded to Mr. Baker for the 2005–2007 plan period was 3,970 units. Amounts of performance units awarded to the other named executives for the 2005–2007 plan period are summarized in the “Long-Term Incentive Plans – Awards in Last Fiscal Year” table on page 30.

The first performance period set at three years under the Long-Term Performance Payment Plan ended in 2005. Under the 2003–2005 plan period, performance against minimum hurdle rates for both the resource growth and cash flow targets had to be met before a payout could be earned. Neither of these targets were met and no payout was earned for the 2003–2005 plan period.

Stock-Based Grants

The Corporation uses two current stock-based compensation plans, which are intended to give the Corporation a competitive advantage in attracting, retaining and motivating its executive officers and key employees, and provide incentives more directly linked to the performance of the Corporation’s businesses and increases in shareholder value.

In May 1995, the shareholders of the Corporation approved the Corporation’s 1995 Stock Incentive Plan, which provides for a variety of stock-based grants to the Corporation’s executive officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. Stock options are typically granted in May of each year. The exercise price is determined by using the mean between the highest and lowest trading price of the Corporation’s Common Stock on the date of grant. Stock options have value only to the extent the market price of the Corporation’s Common Stock increases after the date of an award.

On May 5, 2005, Mr. Baker was granted nonstatutory stock options to purchase 146,000 shares of Common Stock at an exercise price of $4.92 under the 1995 Stock Incentive Plan. The exercise price was determined by taking the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or other national securities exchange on which the shares are listed, on May 5, 2005, the date of grant. As of December 31, 2005, Mr. Baker owned 165,609 shares of Common Stock and held options to purchase an additional 566,000 shares under the 1995 Stock Incentive Plan. In addition, as of December 31, 2005, Mr. Baker held 588,797 stock options under the Corporation’s Key Employee Deferred Compensation Plan. Stock options granted in 2005 to the other named executive officers are also summarized in the Summary Compensation Table other on page 26 under “Long-Term Compensation Awards – Securities Underlying Options.”

The Key Employee Deferred Compensation Plan (the “KEDCP”) was approved by the shareholders in July 2002 and permits each participant to defer eligible compensation and/or cash incentive compensation that is payable in the form of shares of the Corporation’s Common Stock, in cash, or in the form of discounted stock options, to the date or dates selected by the participant or on such other date or dates specified in the KEDCP. Amounts deferred by Mr. Baker and the other named executives in 2005 are summarized in the “Deferred 2005 Compensation Table” and “Long-Term Compensation Awards – Securities Underlying Options” in the Summary Compensation Table on page 26.

The Compensation Committee also from time to time awards restricted stock under the KEDCP, which increases or decreases in value to the same extent as the Corporation’s Common Stock. Restricted stock awards are subject to general restrictions, such as continued employment and in some cases, additional performance restrictions. Holders of restricted stock do not receive dividends or exercise voting rights on their restricted stock until they vest and are released from restriction. During 2005, Mr. Baker was awarded 35,000 shares of restricted stock, which will vest on May 6, 2006. Amounts of restricted stock awarded to the other named executives in 2005 are summarized in the “Security Ownership of Certain Beneficial Owners and Management” table on page 23, and the “Restricted Stock Valuation Table” under “Total Unvested Shares at Fiscal Year End” on page 27.

The 1987 Nonstatutory Stock Option Plan (the “1987 Plan”) expired during the first quarter of 2005. The 1987 Plan was approved by the shareholders in 1987 and provided that stock options may be granted to the Corporation’s officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The right to grant options under this plan expired in February 1997. All options previously granted under the 1987 Plan were granted at the fair market value of the stock on the date of the grant. All outstanding options granted under the 1987 Plan expired on February 11, 2005.

Qualifying Compensation Paid to Executive Officers For Deductibility Under Section 162(m) of the Internal Revenue Code

The Compensation Committee analyzed the potential impact on the Corporation’s executive compensation program of Section 162(m) of the Internal Revenue Code and the regulations thereunder, which generally disallow deductions for compensation in excess of $1 million per year to the five most highly compensated executives of a public company. Based upon the Compensation Committee’s analysis, it expects that all compensation payable pursuant to its compensation program now in effect will be deductible.

Conclusion

The Compensation Committee has reviewed and recommended to the Board and with respect to the Chief Executive Officer, to the independent members of the Board, all executive compensation elements, including base salaries, bonus arrangements and long-term incentive awards, including stock-based grants. We believe that our overall compensation levels are appropriate and provide a direct link to achieving our business strategy and the core principles of our programs. The Compensation Committee intends to continue the policy of relating a significant portion of executive compensation to corporate performance, including stock-based remuneration, which aligns the executive officers with shareholders, recognizing that the ups and downs of the business cycle, from time to time, may result in an imbalance for a particular period. The Compensation Committee adjusts for factors such as these, which are beyond an executive’s control, by exercising its qualitative judgment rather than employing strict quantitative formulas. The Compensation Committee will continue to monitor current trends and issues in our competitive landscape and modify our programs where and when appropriate.

February 15, 2006

Ted Crumley, Chairman
John E. Clute
Charles L. McAlpine

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Corporation or any of its subsidiaries during the fiscal year; formerly were officers of the Corporation or any of its subsidiaries; or had any relationship otherwise requiring disclosure under the proxy rules promulgated by the Securities and Exchange Commission.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN1
DECEMBER 2000 THROUGH DECEMBER 2005

Hecla Mining, S&P 500, S&P 500 Gold Index, and Peer Group2

Hecla Mining
S&P 500
S&P 500 Gold Index
Peer Group
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
12/00
12/01
12/02
12/03
12/04
12/05

Date	Hecla Mining	S&P 500	S&P 500 Gold Index	Peer Group
December 2000	$100.00	$100.00	$100.00	$100.00
December 2001	$188.00	$88.17	$113.49	$153.92
December 2002	$1,012.00	$68.73	$143.61	$285.36
December 2003	$1,658.00	$88.41	$241.63	$486.39
December 2004	$1,166.00	$98.00	$221.86	$440.60
December 2005	$812.00	$102.80	$269.16	$502.26

[1]	Total shareholder return assuming $100 invested on December 31, 2000, and reinvestment of dividends on a quarterly basis.

[2]	Peer Group: Agnico-Eagle Mines Ltd., Bema Gold Corporation, Cambior, Inc., Coeur d’Alene Mines Corp., Pan American Silver Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table presents certain information regarding the number and percentage of the shares of Common Stock beneficially owned by each current director, director nominee and executive officer of the Corporation and by all current directors and executive officers as a group, as of March 9, 2006. On that date, all of such persons together beneficially owned an aggregate of approximately 2.3% of the outstanding shares of the Corporation’s Common Stock. Except as otherwise indicated, the directors, nominees and officers have sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire by exercising stock options but has not done so.

Name of Beneficial Owner	Exercisable Stock Options(1)	Shares Held in 401(k) Plan(2)	Restricted Stock(3)	Shares Otherwise Beneficially Owned(4)		Percent of Class(5)
Phillips S. Baker, Jr. President and CEO	989,216	70	35,000	168,795		1%
John H. Bowles(6) Nominee Director	0	0	0	0		*
Arthur Brown Chairman	409,000	0	0	234,840	(7)	*
Michael H. Callahan Vice President – Corporate Development	206,212	992	13,000	45,131	(8)	*
Ronald W. Clayton Vice President – North American Operations	97,560	0	14,000	8,000	(9)	*
David J. Christensen Director	0	0	0	17,917	(10)	*
John E. Clute Director	0	0	0	26,362	(10)	*
Ted Crumley Director	0	0	0	29,601	(10)	*
Charles L. McAlpine Director	0	0	0	28,062	(10)	*
George R. Nethercutt, Jr. Director	0	0	0	900	(10)	*
Jorge E. Ordoñez C. Director	0	0	0	26,062	(10)	*
Dr. Anthony P. Taylor Director	0	0	0	26,562	(10)	*
Vicki Veltkamp (Larson) Vice President – Investor and Public Relations	111,665	2,393	9,500	23,770	(11)	*

Name of Beneficial Owner	Exercisable Stock Options(1)	Shares Held in 401(k) Plan(2)	Restricted Stock(3)		Shares Otherwise Beneficially Owned(4)		Percent of Class(5)
Lewis E. Walde Vice President and CFO	152,903	830	13,000		33,579	(12)	*
Philip C. Wolf Vice President and General Counsel	0	0	20,000	(13)	0		*
All current directors, nominee directors and officers as a group (15 individuals)	1,966,556	4,285	104,500		669,581		2.3%

*	Represents beneficial ownership of less than 1% of issued and outstanding Common Stock on March 9, 2006.

(1)	This column lists shares with respect to which each of the named individuals, all current directors, nominee directors and officers as a group (15) individuals, have the right to acquire beneficial ownership within 60 days of March 9, 2006, through the exercise of stock options granted under the 1995 Stock Incentive Plan and discounted stock options purchased under the Key Employee Deferred Compensation Plan. Stock options, until exercised, have no voting power.

(2)	This column lists shares held in the Corporation’s Capital Accumulation Plan, a 401(k) plan. The beneficial owners of these shares have sole voting power with respect to shares held in the plan.

(3)	This column lists shares of restricted stock, certain restrictions on which had not lapsed as of March 9, 2006. Owners of restricted stock have no power to vote the shares until the restrictions lapse.

(4)	This column includes shares held of record and any shares beneficially owned through a trust, bank, broker or other nominee.

(5)	This column lists the sum of the individual’s (or individuals’) stock options and shares shown on this table, expressed as a percent of the Corporation’s outstanding shares and that individual’s (or individuals’) exercisable stock options at March 9, 2006.

(6)	Nominee director.

(7)	Includes 8,075 shares held jointly with Mr. Brown’s spouse, as to which Mr. Brown shares voting and investment power, and 76,134 shares held directly by Mr. Brown under the Key Employee Deferred Compensation Plan, which Mr. Brown has no voting power for these shares.

(8)	All 45,131 shares are held jointly with Mr. Callahan’s spouse, as to which Mr. Callahan shares voting and investment power.

(9)	All 8,000 shares are held directly by Mr. Clayton, which he has sole voting power.

(10)	Includes shares credited to each nonemployee director, all of which are held indirectly in trust pursuant to the Corporation’s Stock Plan for Nonemployee Directors. Each director disclaims beneficial ownership of all shares held in trust under the Stock Plan for Nonemployee Directors. See “Compensation of Directors.”

(11)	All 23,770 shares are held jointly with Ms. Veltkamp’s (Larson) spouse, as to which Ms. Veltkamp (Larson) shares voting and investment power.

(12)	Consists of 21,579 shares held jointly with Mr. Walde’s spouse, as to which Mr. Walde shares voting and investment power, and 12,000 shares of restricted stock that vested on September 6, 2005, but have yet to be distributed under the Key Employee Deferred Compensation Plan. Mr. Walde has no power to vote the 12,000 shares until they are distributed on May 10, 2006.

(13)	Mr. Wolf was appointed Vice President and General Counsel in February 2006. As part of his employment, Mr. Wolf was awarded 20,000 shares of restricted stock. These shares of restricted stock have a vesting schedule as follows: 10,000 shares will vest on February 15, 2007, and the other 10,000 shares will vest on February 15, 2008. Mr. Wolf has no power to vote the shares until they vest.

To the knowledge of the Corporation, as of March 9, 2006, the only beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of more than five percent (5%) of the Corporation’s Common Stock entitled to vote at the Annual Meeting is shown in the table below:

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)	Percent of Class
Common	Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	15,081,500	12.70%

(1)	Security ownership information for the beneficial owner is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), (f) and (g) of the Exchange Act, and information made known to the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and holders of more than 10% of the Corporation’s Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in their ownership of the Corporation’s stock. These persons are required by the Securities and Exchange Commission to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on the Corporation’s review of copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended December 31, 2005, all filing requirements applicable to the Corporation’s officers, directors and greater than 10% owners of the Corporation’s Common Stock were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation is not aware of any related party transactions that would require disclosure.

CHARITABLE CONTRIBUTIONS BY THE CORPORATION

Within the preceding three years, the Corporation did not make any contributions to any charitable organization in which a director served as executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

COMPENSATION TABLES

Compensation for 2005

The following table sets forth information regarding the aggregate compensation for the fiscal years ended December 31, 2003, 2004 and 2005, paid or accrued for: (i) the President and Chief Executive Officer of the Corporation; (ii) the four other most highly paid executive officers of the Corporation; and (iii) the one additional highly paid executive officer of the Corporation who ceased employment with the Corporation during 2005.

Summary Compensation Table

					Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position	Year	Salary(1,2)	Bonus(2,3)	Other Annual Compensation(4)	Restricted Stock Award(s)(5)		Securities Underlying Options (#)		LTIP Payouts ($)	All Other Compensation(6) ($)
Phillips S. Baker, Jr.	2005	330,417	249,830	0	142,100		428,470	(7)	0	3,150
President and Chief	2004	325,000	102,000	0	0		326,327		0	3,075
Executive Officer	2003	313,542	214,500	424,137	0		340,000		0	3,000

Michael H. Callahan(8)	2005	160,417	99,180	0	52,780		94,972	(9)	0	2,583
Vice President –	2004	146,667	44,000	117,603	0		99,926		0	2,566
Corporate Development	2003	132,708	71,280	340,516	0		121,314		0	2,083

Ronald W. Clayton	2005	164,208	102,280	0	56,840		50,412	(10)	0	3,185
Vice President – North	2004	144,583	41,000	107,652	0		44,749		0	3,192
American Operations	2003	124,801	63,690	425,840	0		125,192		0	1,862

Thomas F. Fudge, Jr.	2005	116,667	46,670	0	0	(11)	20,000		0	61,648
Vice President –	2004	172,917	23,000	575,966	0		40,000		0	3,295
Operations	2003	160,833	67,592	295,838	0		114,000		0	3,201

Vicki Veltkamp (Larson)	2005	117,708	95,220	56,593	38,570		41,905	(12)	0	2,263
Vice President – Investor	2004	110,833	50,000	96,721	0		30,387		0	2,167
and Public Relations	2003	102,708	53,760	358,793	0		82,873		0	3,095

Lewis E. Walde	2005	157,708	112,880	0	52,780		57,403	(13)	0	2,707
Vice President and	2004	146,667	32,000	0	0		65,000		0	2,525
Chief Financial Officer	2003	122,292	57,240	497,220	0		110,000		0	2,438

(1)	Salary amounts include both base salary earned and paid in cash during the fiscal year and the amount of base salary deferred at the election of the executive officer.

(2)	Portions of the named executives “Salary” and “Bonus” were deferred into the Key Employee Deferred Compensation Plan as follows:

Deferred 2005 Compensation Table

Name	Salary ($)	Bonus ($)	Total Deferred Compensation ($)
Phillips S. Baker, Jr.	80,500	40,950	121,450
Michael H. Callahan	19,000	28,050	47,050
Ronald W. Clayton	6,568	0	6,568
Thomas F. Fudge, Jr.	0	0	0
Vicki Veltkamp (Larson)	0	33,250	33,250
Lewis E. Walde	6,000	0	6,000

(3)	“Bonus” for the last fiscal year includes the following for Messrs. Baker, Callahan, Clayton, Fudge, Ms. Veltkamp (Larson) and Mr. Walde: (i) a cash bonus of $117,000, $56,100, $59,200, $0, $66,500 and $69,800, for each named executive, respectively; and (ii) restricted stock that was distributed on September 6, 2005, with a fair market value on the date of distribution of $3.59, as follows: Mr. Baker, $132,830, Mr. Callahan, $43,080; Mr. Clayton, $43,080; Mr. Fudge, $46,670; Ms. Veltkamp (Larson), $28,720; and Mr. Walde, $43,080. See “Restricted Stock Valuation Table.”

(4)	“Other Annual Compensation” for the last fiscal year consists of an economic gain on stock option exercises for Messrs. Baker, Callahan, Clayton, Fudge, Ms. Veltkamp (Larson) and Mr. Walde as follows: $0, $0, $0, $0, $56,593 and $0, for each named executive, respectively.

(5)	On May 6, 2005, the Board granted shares of restricted stock to each of the named executives. The restrictions on these shares lapse on May 6, 2006. The following table shows the total number and value of unvested restricted stock shares held by each named executive officer as of December 31, 2005. The value is based on a per share price of our Common Stock of $4.06, reflecting the closing market price on the New York Stock Exchange on December 30, 2005. It also shows the number and value of shares that vested in the last fiscal year, using a value of $3.59, which is the closing market price on the New York Stock Exchange on September 6, 2005, the vesting date.

Restricted Stock Valuation Table

Name	Shares Vested During Year(a) (#)	Value Realized at Vest Date(a)(b) ($)	Total Unvested Shares at Fiscal Year End (#)	Value of Unvested Shares at Fiscal Year End ($)
Phillips S. Baker, Jr.	37,000	132,830	35,000	142,100
Michael H. Callahan	12,000	43,080	13,000	52,780
Ronald W. Clayton	12,000	43,080	14,000	56,840
Thomas F. Fudge, Jr.	13,000	46,670	0	0
Vicki Veltkamp (Larson)	8,000	28,720	9,500	38,570
Lewis E. Walde	12,000	43,080	13,000	52,780

(a)	The number and value of shares vested includes shares that vested in 2005, but due to deferral elections, were not released to the named executive until a date elected by the named executive under the terms of the Key Employee Deferred Compensation Plan.

(b)	These values are included in the “Bonus” column of the “Summary Compensation Table.”

(6)	“All Other Compensation” for the last fiscal year includes the following for Messrs. Baker, Callahan, Clayton, Fudge, Ms. Veltkamp (Larson) and Mr. Walde: (i) matching contributions under the Corporation’s Capital Accumulation Plan of $3,150, $2,451, $2,980, $2,970, $2,141 and $2,591, for each named executive, respectively; and (ii) the dollar value benefit of premium payments for term life insurance coverage of $0, $132, $205, $345, $122 and $116, for each named executive, respectively; and (iii) $58,333 accrued in 2005, in conjunction with a severance arrangement with Mr. Fudge, whose resignation was effective August 1, 2005. Mr. Fudge will continue to receive severance payments of $14,583 per month from January 1, 2006 to August 1, 2006.

(7)	In 2005, Mr. Baker purchased 282,470 stock options with funds deferred under the Key Employee Deferred Compensation Plan in 2004 and 2005, respectively, in accordance with the terms of such plan. The remaining 146,000 stock options were granted under the 1995 Stock Incentive Plan in May 2005.

(8)	Michael H. Callahan is the son-in-law of Arthur Brown, the Chairman of the Board.

(9)	In 2005, Mr. Callahan purchased 62,972 stock options with funds deferred under the Key Employee Deferred Compensation Plan in 2004, in accordance with the terms of such plan. The remaining 32,000 stock options were granted under the 1995 Stock Incentive Plan in May 2005.

(10)	In 2005, Mr. Clayton purchased 16,912 stock options with funds deferred under the Key Employee Deferred Compensation Plan in 2004 and 2005, respectively, in accordance with the terms of such plan. The remaining 33,500 stock options were granted under the 1995 Stock Incentive Plan in May 2005.

(11)	7,000 restricted stock shares were granted on May 6, 2005, but did not vest and were retired upon the resignation of Mr. Fudge. The value of these shares as of August 1, 2005, was $29,400.

(12)	In 2005, Ms. Veltkamp (Larson) purchased 12,655 stock options with funds deferred under the Key Employee Deferred Compensation Plan in 2004, in accordance with the terms of such plan. The remaining 29,250 stock options were granted under the 1995 Stock Incentive Plan in 2005.

(13)	In 2005, Mr. Walde purchased 25,403 stock options with funds deferred under the Key Employee Deferred Compensation Plan in 2004, in accordance with the terms of such plan. The remaining 32,000 stock options were granted under the 1995 Stock Incentive Plan in May 2005.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Hecla Employees in Fiscal Year	Exercise or Base Price: $/Share	Expiration Date		Grant Date Present Value(3)
Phillips S. Baker, Jr.	146,000	(1)	11.5%	$4.92	5/5/10		$266,935
Phillips S. Baker, Jr.	251,889	(2)	19.8%	$3.573	5/16/12		$405,958
Phillips S. Baker, Jr.	30,581	(2)	2.4%	$2.943	11/18/12		$40,773
Michael H. Callahan	32,000	(1)	2.5%	$4.92	5/05/10		$58,506
Michael H. Callahan	62,972	(2)	4.9%	$3.573	5/16/12		$101,489
Ronald W. Clayton	33,500	(1)	2.6%	$4.92	5/05/10		$61,249
Ronald W. Clayton	925	(2)	0.1%	$5.094	3/04/12		$2,257
Ronald W. Clayton	6,566	(2)	0.5%	$3.573	5/16/12		$10,582
Ronald W. Clayton	4,127	(2)	0.3%	$3.708	8/15/12		$6,839
Ronald W. Clayton	5,294	(2)	0.4%	$2.943	11/18/12		$7,058
Thomas F. Fudge, Jr.	20,000	(1)	1.6%	$4.92	3/31/06	(4)	$36,566
Vicki Veltkamp (Larson)	29,250	(1)	2.3%	$4.92	5/5/10		$53,478
Vicki Veltkamp (Larson)	12,655	(2)	1.0%	$3.573	5/16/12		$20,395
Lewis E. Walde	32,000	(1)	2.5%	$4.92	5/5/10		$58,506
Lewis E. Walde	20,403	(2)	1.6%	$3.573	5/16/12		$32,883
Lewis E. Walde	5,000	(2)	0.4%	$2.943	11/18/12		$6,666

(1)	All options were granted on May 5, 2005, under the 1995 Stock Incentive Plan. The exercise price is determined by using the mean between the highest and lowest trading price of the Corporation’s Common Stock on the date of grant. These options vested immediately and there were no tax offset bonuses accompanying these options.

(2)	Stock options purchased by the individuals with funds deferred under the Key Employee Deferred Compensation Plan in accordance with the terms of such plan.

(3)	The present value of options on the date of grant was determined using a variation of the Black-Scholes option-pricing model. The estimated values under the Black-Scholes option pricing model are based on the following assumptions at the time of grant:

Weighted average fair value of options granted	$1.46
Expected stock price volatility	54.25%
Risk-free interest rate	3.62%
Expected life of options	2.8	years

(4)	Mr. Fudge resigned from the Corporation in August 2005. His options will expire on March 31, 2006.

Total Options Exercised in 2005
and Fiscal Year-End Option Values

The following table shows information concerning the exercise of stock options during fiscal year 2005 by each of the named executive officers and the value (stock price less exercise price) of the remaining stock options held by those executive officers at fiscal year-end, using the closing market price of the Corporation’s Common Stock on December 30, 2005 ($4.06).

			Number of Securities Underlying Unexercised Options Held at 12/31/05				Value of Unexercised In-The-Money Options at 12/31/05(2)
Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Exercisable (#)		Unexercisable (#)		Exercisable ($)	Unexercisable ($)
Phillips S. Baker, Jr.	0	0	872,327	(3)	282,470	(4)	217,300	156,829
Michael H. Callahan	0	0	143,240	(5)	62,972	(6)	4,695	30,667
Ronald W. Clayton	0	0	85,942	(7)	16,912	(8)	0	10,564
Thomas F. Fudge, Jr.	0	0	150,500	(9)	0		0	0
Vicki Veltkamp (Larson)	20,000	57,200	134,010	(10)	12,655	(11)	2,014	6,163
Lewis E. Walde	0	0	172,500	(12)	25,403	(13)	0	15,521

(1)	Computed as the difference between the option exercise price and the market price of the Common Stock at the date of exercise.

(2)	Market value of underlying securities at year-end, using the closing market price of the Corporation’s Common Stock on December 30, 2005 ($4.06), minus the exercise price of “in-the-money” options.

(3)	Includes 306,327 discounted stock options purchased by Mr. Baker under the Key Employee Deferred Compensation Plan and 566,000 stock options granted under the 1995 Stock Incentive Plan.

(4)	Discounted stock options purchased by Mr. Baker under the Key Employee Deferred Compensation Plan.

(5)	Includes 76,240 discounted stock options purchased by Mr. Callahan under the Key Employee Deferred Compensation Plan and 67,000 stock options granted under the 1995 Stock Incentive Plan.

(6)	Discounted stock options purchased by Mr. Callahan under the Key Employee Deferred Compensation Plan.

(7)	Includes 17,442 discounted stock options purchased by Mr. Clayton under the Key Employee Deferred Compensation Plan and 68,500 stock options granted under the 1995 Stock Incentive Plan.

(8)	Discounted stock options purchased by Mr. Clayton under the Key Employee Deferred Compensation Plan.

(9)	Mr. Fudge resigned from the Corporation in August 2005. His options will expire on March 31, 2006.

(10)	Includes 11,260 discounted stock options purchased by Ms. Veltkamp (Larson) under the Key Employee Deferred Compensation Plan, and 122,750 stock options granted under the 1995 Stock Incentive Plan.

(11)	Discounted stock options purchased by Ms. Veltkamp (Larson) under the Key Employee Deferred Compensation Plan.

(12)	Includes 30,000 discounted stock options purchased by Mr. Walde under the Key Employee Deferred Compensation Plan and 142,500 stock options granted under the 1995 Stock Incentive Plan.

(13)	Discounted stock options purchased by Mr. Walde under the Key Employee Deferred Compensation Plan.

Long-Term Incentive Plans – Awards in Last Fiscal Year

			Estimated Future Payouts under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period until Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)
Phillips S. Baker, Jr.	3,970	12/31/07	0	397,000	794,000
Michael H. Callahan	1,260	12/31/07	0	126,000	252,000
Ronald W. Clayton	1,320	12/31/07	0	132,000	264,000
Thomas F. Fudge, Jr.(1)	1,000	12/31/07	0	100,000	200,000
Vicki Veltkamp (Larson)	910	12/31/07	0	91,000	182,000
Lewis E. Walde	1,260	12/31/07	0	126,000	252,000

(1)	Mr. Fudge resigned from the Corporation in August 2005. Under the terms of the Long-Term Incentive Plan, Mr. Fudge will not receive any payout for the 2005–2007 plan period.

The Board assigns performance units at the beginning of each multi-year plan period. Such units are initially assigned a nominal dollar value of $100 each. The ultimate dollar value of each unit upon payment to an executive officer (the “terminal dollar value”) is dependent upon the Corporation attaining certain corporate performance targets approved by the Board. Performance unit terminal dollar value can range from $0 to $200 depending upon the percentage of targets actually achieved. Plan participation eligibility requirements are established by the Compensation Committee and is restricted to those officers and senior managers who can directly affect the Corporation’s achievement of the targeted corporate performance.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005, regarding our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders:
1995 Stock Incentive Plan	2,904,820	$5.27	4,476,040
Stock Plan for Nonemployee Directors	129,298	N/A	821,452
Key Employee Deferred Compensation Plan	1,229,734	$4.52	4,578,055
Equity Compensation Plans Not Approved by Security Holders	–	–	–
Total	4,263,852	$5.08	9,875,547

OTHER BENEFITS

Retirement Plan

The executive officers of the Corporation participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), which covers substantially all employees of the Corporation, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of the Corporation’s contributions, and related expenses or income, is specifically attributable to the Corporation’s executive officers. The Corporation was not required to make a contribution for 2005. The Corporation also has an unfunded Supplemental Retirement Benefit Plan adopted in November 1985 (the “Supplemental Plan”) under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the “Acts”), and the loss, if any, due to a deferral of salary made under the Corporation’s Key Employee Deferred Compensation Plan and/or the Capital Accumulation Plan will be paid out of the general funds of the Corporation to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the Retirement Plan to any employee is $170,000 subject to specified adjustments and is calculated using earnings not in excess of $210,000. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1.75% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to be “a wage or salary for services of employees inclusive of any bonus or special pay including gain sharing programs, contract miners’ bonus pay and the equivalent.”

The following table shows estimated aggregate annual benefits under the Retirement Plan and the Supplemental Plan, payable upon retirement to a participant who retires in 2005 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 2005.

Estimated Annual Retirement Benefits

	Years of Credited Service
Final Average Annual Earnings	5	10	15	20	25	30	35
$100,000	$6,924	$13,848	$20,772	$27,696	$34,620	$41,543	$48,467
125,000	9,111	18,223	27,334	36,446	45,557	54,668	63,780
150,000	11,299	22,598	33,897	45,196	56,495	67,793	79,092
175,000	13,486	26,973	40,459	53,946	67,432	80,918	94,405
200,000	15,674	31,348	47,022	62,696	78,370	94,043	109,717
225,000	17,861	35,723	53,584	71,446	89,307	107,168	125,030
250,000	20,049	40,098	60,147	80,196	100,245	120,293	140,342
275,000	22,236	44,473	66,709	88,946	111,182	133,418	155,655
300,000	24,424	48,848	73,272	97,696	122,120	146,543	170,967
325,000	26,611	53,223	79,834	106,446	133,057	159,668	186,280
350,000	28,799	57,598	86,397	115,196	143,995	172,793	201,592
375,000	30,986	61,973	92,959	123,946	154,932	185,918	216,905
400,000	33,174	66,348	99,522	132,696	165,870	199,043	232,217
425,000	35,361	70,723	106,084	141,446	176,807	212,168	247,530
450,000	37,549	75,098	112,647	150,196	187,745	225,293	262,842
475,000	39,736	79,473	119,209	158,946	198,682	238,418	278,155
500,000	41,924	83,848	125,772	167,696	209,620	251,543	293,467

Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2005, the following executive officers have completed the indicated number of full years of credited service: P. Baker, 4 years; M. Callahan, 13 years; R. Clayton, 16 years; V. Veltkamp (Larson) 16 years; and L. Walde, 14 years.

Employment Agreements, Termination of Employment Arrangement and Other Management Arrangements

The Corporation has change-in-control agreements (collectively, the “Employment Agreements”) with Messrs. Baker, Callahan, Clayton, Ms. Veltkamp (Larson) and Mr. Walde (collectively, the “Executives”, and individually, an “Executive”).

The Employment Agreements were recommended to the Board by the Compensation Committee and were approved by the Board on the basis of such recommendation. The Employment Agreements, which are substantially identical except for compensation provisions, provide that each of the Executives shall serve in such executive position as the Board may direct. The Employment Agreements become effective only upon a “Change of Control” of the Corporation (the “Effective Date”). The term of employment under the Employment Agreements is two years from the Effective Date. The Employment Agreements have a Change in Control period of three years, and this period is automatically renewed for an additional year in June of each year unless the Corporation gives notice of nonrenewal 60 days prior to the renewal date. Under the Employment Agreements, a Change of Control of the Corporation is deemed to occur if a person (including a “group” under Section 13d-3 of the Exchange Act becomes the beneficial owner of 20% or more of the voting power of the Corporation or if, as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Corporation cease to constitute a majority of the Board.

The Employment Agreements are intended to ensure that, in the event of a Change of Control, each Executive will continue to receive payments and other benefits equivalent to those he was receiving at the time of a Change of Control for the duration of the term of the Employment Agreement. The Agreements also provide, among other things, that should an Executive’s employment be terminated either (a) by the Executive for good reason or (b) by the Corporation (other than for cause or disability) after the Effective Date of the Employment Agreement, he/she would receive from the Corporation a lump-sum defined amount generally equivalent to two times the aggregate of his/her then annual base salary rate and his/her highest annual bonus for the three years prior to the Effective Date.

The Executives would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on: (i) the date of actual termination; and (ii) the end of the two-year employment period under the Employment Agreements. The Corporation would also maintain such Executive’s participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

An Executive whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Employment Agreements also provide that under certain circumstances the Corporation will make an additional gross-up payment if necessary to place the Executive in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code. Pursuant to the Employment Agreements between the Corporation and each of its named executive officers, if a Change of Control occurred and the named executive officers were each terminated as of December 31, 2005, the Executives would be entitled to the following estimated cash payments pursuant to the Employment Agreements: Mr. Baker, $1,099,000; Mr. Callahan, $473,000; Mr. Clayton, $472,000; Ms. Veltkamp (Larson), $373,000; and Mr. Walde, $460,000. These dollar amounts do not include amounts which would have otherwise been payable to each Executive if the Executive had terminated employment on the day prior to a Change of Control.

INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

As of December 31, 2005, there were 118,602,135 shares of Common Stock, par value $0.25 per share, outstanding and an additional 8,274 shares held as treasury stock. The Corporation proposes to amend Section 1 of Article IV of its Certificate of Incorporation to increase the number of shares of Common Stock, which the Corporation is authorized to issue from 200,000,000 to 400,000,000 shares.

The additional authorized shares of Common Stock would be available for issuance from time to time, as determined by the Board, for appropriate corporate purposes such as facilitating the growth of the Corporation and for other corporate purposes including stock dividends, stock splits, acquisitions, exchange for debt or other equity, financing and for employee benefit plans. There are no present plans or arrangements, which would result in the issuance of any additional shares of Common Stock to be authorized, except for: (i) possible issuance of stock pursuant to the Corporation’s Shareholder Rights Plan; (ii) stock registered but not yet issued pursuant to registration statements on Forms S-3, S-4 and S-8 that are currently on file with the Securities and Exchange Commission; and (iii) shares issued pursuant to the Employee Stock Purchase Plan, if approved.

The Corporation currently has sufficient authorized shares of Common Stock for issuance pursuant to the 1995 Stock Incentive Plan, the Stock Plan for Nonemployee Directors and the Key Employee Deferred Compensation Plan. The Board believes, however, that the authority to issue additional shares provides the Corporation with flexibility best suited to its needs. The amendment to authorize the issuance of additional shares of Common Stock will not have any effect on the par value of the Common Stock. Nevertheless, the issuance of such additionally authorized shares of Common Stock would affect the voting rights of our current shareholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of Common Stock are issued in the future.

The increase in the number of authorized shares of Common Stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control without further action by the shareholders. Subject to applicable law and stock exchange requirements, we could issue shares of authorized and unissued Common Stock in one or more transactions that would make a change of control more difficult and therefore less likely by placing shares with a friendly party or similar tactics. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of Common Stock or the stock ownership and voting rights of a person seeking to obtain control of our Corporation. The Corporation’s Certificate of Incorporation currently requires approval of 80% of its voting stock to amend provisions relating to classification of the Board or to approve certain business combinations.

No further action or authorization by the Corporation’s shareholders would be necessary prior to the issuance of the additional shares authorized by the proposed amendment to Section 1 of Article IV of the Certificate of Incorporation unless required in a particular transaction by applicable provisions of the Certificate of Incorporation, law or by the regulations of a stock exchange or other regulatory agency. While increasing the number of such authorized shares will not affect any shareholder’s present proportionate equity in the Corporation, any issuance of additional shares may occur at such times and under such conditions as may result in a dilution of the equity of the present shareholders in any earnings of the Corporation. The Corporation’s shareholders do not have preemptive rights to subscribe for any of the Corporation’s securities, and they will not have any such rights with respect to the additional shares of Common Stock proposed to be authorized. The Corporation intends to list the shares of the new Common Stock on the New York Stock Exchange when issued.

The full text of the proposed revised Section 1 of Article IV of the Certificate of Incorporation is set forth as follows:

ARTICLE IV.
CAPITAL STOCK

Section 1.  Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock”; the total number of shares of capital stock which the Corporation shall have authority to issue is 405,000,000, the total number of shares of Preferred Stock shall be 5,000,000, and each such share shall have a par value of $0.25; the total number of shares of Common Stock shall be 400,000,000 and each such share shall have a par value of $0.25.

Adoption of the proposed amendment to increase the number of authorized shares of Common Stock will require the affirmative vote of the holders of a majority of outstanding shares of Common Stock entitled to vote thereon.

The Board of Directors recommends that shareholders vote “FOR” the amendment to the Certificate of Incorporation authorizing an increase in the number of authorized shares of Common Stock.

ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

Introduction

Shareholders are being asked to consider and vote on a proposal to approve the Employee Stock Purchase Plan and to authorize a total of 500,000 shares of Common Stock of the Corporation to be issued under the plan. On February 16, 2006, the Board of the Corporation adopted the Hecla Mining Company Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval. The ESPP is being submitted to the shareholders of the Corporation for approval in order to comply with the requirements of the New York Stock Exchange regarding the issuance of up to 500,000 shares of the Corporation’s Common Stock under the ESPP. If the shareholders do not approve the ESPP, the ESPP will be void and of no effect.

Description of the Plan

General

The Corporation has established the ESPP to provide employees of the Corporation, and related affiliated entities, Hecla Ventures Corporation, a Nevada corporation, Minera Hecla Venezolana, C.A., a Venezuelan corporation, and Minera Hecla, S.A. de C.V., a Mexican corporation, with an opportunity to acquire shares of Common Stock, $0.25 par value, of the Corporation.

The purpose of the ESPP is to provide such employees with an opportunity to acquire an ownership interest in the Corporation and to develop a stronger incentive to work for the continued success of the Corporation, Hecla Ventures Corporation, Minera Hecla Venezolana, C.A., and Minera Hecla, S.A. de C.V.

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code. It is further intended that the purchase rights provided under the ESPP receive the favorable tax treatment available for an employee stock purchase plan under Section 421 of the Internal Revenue Code.

The ESPP is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The ESPP is also not a qualified plan that is subject to and intended to comply with the provisions of Section 401(a) of the Internal Revenue Code.

Eligibility

The employees who are eligible to participate in the ESPP are the employees of the Corporation, Hecla Ventures Corporation, Minera Hecla Venezolana, C.A., and Minera Hecla, S.A. de C.V.; except, however, that the following employees are excluded:

•	any employee who has been employed by the Corporation or an affiliated entity for less than two years;

•	any employee whose customary employment is 20 hours or less per week;

•	any employee whose customary employment is for not more than five months in any calendar year;

•	any “highly compensated employee” within the meaning of Section 414(q) of the Internal Revenue Code (generally, any employee who was a five percent (5%) owner at any time during the current or preceding year, or, for the preceding year, received compensation from the employer in excess of $95,000, the limit for 2005, indexed for cost of living increases in future years; and

•	any person who, if immediately after a right to purchase Common Stock under the ESPP, would be deemed to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation.

The number of eligible employees is approximately 700.

Administration

The Corporation is the administrator of the ESPP. However, the Compensation Committee of the Board of the Corporation will act on behalf of the Corporation with respect to the administration of the ESPP. The Compensation Committee consists solely of nonemployee directors who serve at the pleasure of the Board and includes at least two members of the Board who have no established term of office and who may be removed at any time by the Board. To the extent permitted under the law, the Compensation Committee may delegate authority with respect to the administration of the ESPP as it deems necessary or appropriate.

The Compensation Committee will administer the grant of purchase rights and the purchase of Common Stock by eligible participating employees under the provisions of the ESPP and will make determinations required under the ESPP with respect to the grant of purchase rights and the purchase of the Common Stock. The Compensation Committee has the authority to interpret and construe the provisions of the ESPP and to resolve all factual and legal questions under the plan, including the entitlement of eligible participating employees to Common Stock purchased under the ESPP. The interpretations and factual and legal determinations will be final and binding on all persons and parties concerned.

How the Plan will Operate

Purchase rights will be granted to an eligible participating employee to purchase Common Stock of the Corporation at a discounted price and without payment of brokerage costs or other fees. Funds for the purchase of the Common Stock will be accumulated through payroll deductions from the base compensation (generally, cash compensation including wages, salary, and overtime earnings) of the eligible participating employee and credited to a stock purchase account maintained for the eligible participating employee under the ESPP.

Each eligible participating employee will be offered a purchase right on the last day of a purchase period (generally, a calendar quarter) to purchase the largest number of whole shares of Common Stock of the Corporation that may be purchased at the purchase price specified under the ESPP, with the entire credit balance in the stock purchase account of the eligible participating employee. However, no eligible participating employee will be permitted to purchase Common Stock of the Corporation in excess of $25,000 of the fair market value of the Common Stock for any calendar year, nor can more than 1,000 shares of Common Stock be purchased in any purchase period.

The purchase price for each share of Common Stock of the Corporation sold under the ESPP will be the lesser of:

•	85% of the fair market value of such share on the first business day of the purchase period; or

•	85% of the fair market value of such share on the last business day of the purchase period.

The purchase period, for purposes of the ESPP, will be the period beginning August 1, 2006, and ending September 30, 2006, and thereafter, for each calendar quarter ending on March 31, June 30, September 30, and December 31 of each calendar year.

The Compensation Committee will give notice to eligible employees of each offering of purchase rights pursuant to the ESPP, and the terms and conditions of those purchase rights.

Each eligible employee who desires to participate in the ESPP for any purchase period must complete an election form provided to the eligible employee by the Compensation Committee and must file that completed election form with the Compensation Committee within the time period required by the Compensation Committee. For purposes of participating in the ESPP and purchasing Common Stock of the Corporation, an eligible employee must elect a withholding percentage as to the withholding of base compensation (generally, cash compensation including wages, salary, and overtime earnings), provided, however, that the withholding percentage as to the withholding of base compensation must be a whole percentage from zero percent (0%) to ten percent (10%). An election to participate in the ESPP and to authorize payroll deductions must be made before the commencement of the purchase period to which it relates and will remain in effect unless and until the eligible employee withdraws from the ESPP or modifies the amount of payroll deductions, or terminates employment with the Corporation and all affiliated entities.

For each eligible participating employee, as of the last day of a purchase period, the entire amount credited to the stock purchase account of the eligible participating employee automatically and without any further action by the eligible participating employee, will be allocated to the purchase of the largest number of whole shares of Common Stock that may be purchased with the amount credited to the stock purchase account of the eligible participating employee. Any amount that cannot be used to purchase whole shares of Common Stock will be carried forward to the next purchase period unless the participating employee withdraws from the ESPP.

All purchase rights granted pursuant to the ESPP will be subject to the same terms, conditions, rights, and privileges. For purposes of satisfying the purchase rights, the Corporation will, at the discretion of the Compensation Committee: (i) make open-market purchases of Common Stock to provide shares of Common Stock for purchase under the ESPP; (ii) sell Treasury shares for purchase under the ESPP; or (iii) issue authorized but unissued shares of Common Stock for purchase under the ESPP.

As soon as practicable after the end of each purchase period, each eligible participating employee who has purchased shares of Common Stock under the ESPP will receive a statement that includes the number of whole shares of Common Stock purchased as of the last day of the purchase period. Upon request by an eligible participating employee, once the purchase price has been withheld, certificates for the number of whole shares of Common Stock purchased by the eligible participating employee will be issued and delivered to the eligible participating employee.

All plan administration fees and expenses will be paid by the Corporation.

Right to Reduce Participation or to Withdraw

A participant may, at any time during a purchase period, elect to reduce or cease payroll deductions by directing the Compensation Committee to cause payroll deductions to cease or be reduced. A participant may not, however, increase payroll deductions during a purchase period. A participant may also withdraw from the ESPP by written notification of withdrawal delivered to the Compensation Committee at any time before the end of a purchase period as determined by the Compensation Committee. In that event, all future payroll deductions will cease and the entire amount credited to the stock purchase account of the participant will be paid to the participant, without interest, in cash within 60 days of the date from which the withdrawal occurs.

Termination of Employment

If the employment of a participant is terminated before the end of a purchase period for any reason or for no reason, the participation in the ESPP of that person will be terminated and the entire amount credited to the stock purchase account of the person will be paid to that person, without interest, in cash as soon as practicable following the termination of employment.

Duration of Plan; Number of Shares

Purchase rights may be granted to eligible employees during the period commencing August 1, 2006, and ending July 31, 2011, but not more than 500,000 shares of the Corporation Common Stock, $0.25 par value, in the aggregate will be purchased pursuant to such purchase rights by all eligible participating employees over the term of the ESPP. As of March 9, 2006, the market value of a share of Common Stock was $4.91.

The Board of the Corporation may at any time and from time to time amend the ESPP and the Board may, in its discretion, suspend or terminate the ESPP at any time.

Tax Considerations

Delivery of shares of Common Stock or of cash pursuant to the ESPP will be subject to any required federal, state or local tax withholding. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Corporation a cash amount equal to the amount of any required federal, state or local tax withholdings. However, under current tax law, no federal income or FICA (Social Security) tax withholding is required in connection with income recognized under the ESPP.

Generally, there are no income tax consequences to an eligible participating employee upon the grant of a purchase right under the ESPP or upon the exercise of the purchase right.

In general, favorable tax treatment is available if, at all times during the period beginning with the date of grant of the purchase right and ending on the day not more than three months before the date of the exercise of the purchase right, the participant is an employee of the Corporation, Hecla Ventures Corporation, Minera Hecla Venezolana, C.A., or Minera Hecla, S.A. de C.V.

The tax implications of the disposition of the Common Stock acquired by an eligible participating employee upon the exercise of a purchase right pursuant to the ESPP will depend upon whether the eligible participating employee disposes of the stock before or after the statutory holding period has been met. The applicable holding period is the later of: (i) two years from the date of the grant of the purchase right, and (ii) one year from the date of the exercise of the purchase right. That is, to meet the statutory holding period, no disposition of the shares of Common Stock may be made by the participant within two years after the date of grant of the purchase right or within 12 months after the date of transfer of the shares to the participant.

Generally, if the eligible participating employee sells or otherwise disposes of the stock after the expiration of the statutory holding period or in the event of the death of the eligible participating employee, the disposition is considered to be a qualifying disposition. In the year of a qualifying disposition, the eligible participating employee will be required to recognize ordinary income equal to the lesser of: (i) the difference between the fair market value of the stock on the date of the grant of the purchase right and the exercise price of the purchase right; or (ii) the difference between the amount realized on the disposition of the stock and the exercise price of the purchase right. Any additional gain or loss recognized on the disposition of the stock will be long-term capital gain or loss.

Generally, if the eligible participating employee sells or otherwise disposes of the stock before the expiration of the statutory holding period, the disposition is considered to be a disqualifying disposition. In the year of a disqualifying disposition, the eligible participating employee will be required to recognize ordinary income equal to the difference between the fair market value of the stock on the date of exercise of the purchase right and the exercise price. Any additional gain or loss recognized on the disposition of the stock will be short-term or long-term capital gain or loss depending upon the length of time the eligible participating employee has held the stock after exercise of the purchase right.

For income tax purposes, the employer generally may not deduct the difference between the fair market value of the stock on the date of the grant of the purchase right and the exercise price of the purchase right under the ESPP. However, on a disqualifying disposition, the employer can deduct the amount that the participating employee must include as ordinary income.

New Plan Benefits

The benefits and amounts that will be received under the ESPP by each of the named executive officers, the executive officers as a group, the non-executive directors as a group and all other non-executive officer employees as a group are not presently determinable.

The following summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which is attached to this Proxy Statement as Appendix B.

The adoption of an Employee Stock Purchase Plan will require the affirmative vote of a majority of the votes cast, proved that the total number of votes cast on the proposal is greater than 50% of the total number of shares entitled to vote.

The Board of Directors recommends the shareholders vote “FOR” the adoption of the Employee Stock Purchase Plan.

PROVISIONS OF THE CORPORATION’S BY-LAWS
WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR ELECTION AS DIRECTORS

The Corporation’s By-Laws establish procedures governing the eligibility of nominees for election to the Board of the Corporation and the proposal of business to be considered by the shareholders at an Annual Meeting of Shareholders. For nominations or other business to be properly brought before an Annual Meeting of Shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders; provided, however, that in the event the date of the Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for giving a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a)	As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended, and Rule 14a-11 thereunder, including such person’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected;

(b)	As to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in the Corporation’s proxy materials, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i)	the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; and

(ii)	the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the By-Laws and, if any proposed nomination or business is not in compliance with the By-Laws, to declare that such defective proposal shall be disregarded. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

The Corporation will review shareholder proposals intended to be included in the Corporation’s proxy materials for the 2007 Annual Meeting of Shareholders which are received by the Corporation at its principal executive offices no later than December 1, 2006, subject to the By-Law provision discussed above. Such proposals must be submitted in writing and should be sent to the attention of the Corporate Secretary of the Corporation. The Corporation will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

ANNUAL REPORT

The Corporation’s Annual Report to Shareholders, consisting of the Corporation’s Form 10-K for the year ended December 31, 2005, and other information, is being mailed to shareholders with this Proxy Statement. Shareholders of record may obtain a copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Form 10-K”), without cost by: (i) written request to Attn: Investor Relations; or (ii) requesting a copy through the Corporation’s website at www.hecla-mining.com under “Investor Relations” and then selecting “Information Request.” In addition, a shareholder may also view the Annual Report on the Corporation’s website. The Annual Report on Form 10-K is not part of the proxy solicitation materials for the Annual Meeting.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon at the discretion of the persons acting thereunder.

By Order of the Board of Directors

Michael B. White
Corporate Secretary

March 27, 2006

APPENDIX A

Hecla Mining Company

Audit Committee Charter

PURPOSE

The Audit Committee will assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities. To do this, the Audit Committee will review: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s system of internal audit function and the independent auditor; and (iv) the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures.

MEMBERSHIP

The Audit Committee shall be comprised of no less than three directors, each of whom satisfy the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The members of the Audit Committee shall be nominated by the Corporate Governance and Directors Nominating Committee and be appointed and replaced by the Board of Directors. An Audit Committee member may not simultaneously serve on the audit committees of more than two other public companies, unless the Board of Directors determined that such simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee. Each member will be “financially literate” (or will become so within a reasonable time after his or her appointment to the Audit Committee), and at least one member of the Audit Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. The Board may presume that a person who satisfies the definition of audit committee financial expert set out in Item 401(e) of Regulation S-K has accounting or related financial management expertise.

MEETINGS

The Audit Committee shall meet at least three times each year or more frequently as circumstances dictate. As part of its oversight function, the Audit Committee shall meet regularly in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time, as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

DUTIES AND RESPONSIBILITIES

The Audit Committee shall:

A.	Audit Committee Charter/Report

1.	Review and reassess the Audit Committee Charter (the “Charter”) as conditions dictate, but no less frequently than annually, and recommend any proposed changes to the Board for approval.

2.	Review and approve the Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement.

B.	Independent Auditor

1.	Have sole authority to appoint, discharge and replace the independent auditor. The Audit Committee shall consult with management, but shall not delegate this responsibility.

2.	Review and evaluate the lead partner of the independent auditor team.

3.	Establish a clear understanding with management and the independent auditor that the independent auditor is directly accountable to the Audit Committee.

4.	At least annually, obtain and review a report by the independent auditor describing: (a) the firm’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the Company to assess the auditor’s independence.

5.	Pre-approve all auditing services, internal control-related services and permitted non-audit services to be provided by the independent auditor (subject to a de-minimus exception under the Exchange Act, disclose all non-auditing services to investors in periodic reports, and review the independent auditor’s proposed audit scope and approach.

6.	Review and discuss with the independent auditor any documentation supplied by the auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the auditor’s independence.

7.	Require that the independent auditor rotate the lead audit partner responsible for conducting or reviewing the audit on a regular basis, but no less frequently than every five years.

8.	Discuss with management and the independent auditor the Company’s annual audited financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Form 10-K.

9.	Discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

10.	Discuss with management the Company’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee shall discuss the type of information to be provided and the type of presentation to be made in the Company’s earnings press releases.

11.	Obtain and review the independent auditor’s reports describing the Company’s critical accounting policies and practices to be used in the audit, the details and ramifications of all alternative treatments of financial information within generally accepted accounting principles discussed with management and the treatment preferred by the independent auditor, all material written communications between the independent auditor and management internal quality control procedures, and any material issues raised by the most recent internal review of the Company or any external inquiry or investigation and any steps taken to deal with such issues.

12.	Resolve disagreements between Company management and the independent auditor.

13.	Consult with the independent auditor regarding internal controls, the fullness and accuracy of the Company’s financial statements and the matters required to be discussed by Statement of Auditing Standards No. 61.

14.	Require that the independent auditor inform the Audit Committee of any fraud, illegal acts or deficiencies in internal controls.

15.	Establish and recommend to the Board clear policies with respect to the hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

C.	Internal Auditors and Management

1.	Review and approve the internal audit function at least annually.

2.	Review the regular quarterly internal reports to management prepared by the internal auditing department and management’s response.

3.	Review the activities, organizational structure, and qualifications of the internal audit department.

D.	Financial Reporting and Risk Control

1.	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements and consider their impact on the financial statements.

2.	In consultation with the independent auditor and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

3.	Consider the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

4.	Discuss policies with respect to risk assessment and risk management with management and the independent auditor.

5.	Review and discuss with management and the independent auditor the Company’s annual and interim financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.

6.	Review with management and the independent auditor the accounting treatment accorded significant transactions, any significant accounting issues, the development, selection and disclosure of critical accounting estimates, regulatory and accounting initiatives, and off-balance sheet structures, and the Company’s use of reserves and accruals.

7.	Following completion of the annual audit, review separately with each of management, the independent auditor and the internal auditing department any audit problems or difficulties encountered during the course of the audit, management’s response to such problems, any restrictions on the scope of work or access to required information, and any significant disagreement among management and the independent auditor or the internal auditing department in connection with the preparation of the financial statements.

8.	Consider and approve major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, management, or the internal auditing department.

9.	Review with the independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented by management.

10.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

E.	Legal Compliance

1.	In the course of performing the goals and responsibilities set forth in the Charter, the Audit Committee shall use its best efforts to ensure compliance with the rules and regulations promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, the Statements on Auditing Standards issued by the American Institute of Certified Public Accountants and the applicable requirements of the New York Stock Exchange.

2.	Ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public, comply with applicable legal requirements.

3.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.	Review any evidence of material violations of securities law, breach of fiduciary duty or similar violation by the Company or any Company agent disclosed to it by the Company’s counsel.

5.	Review legal compliance matters with the Company’s counsel that could have a significant impact on the Company’s financial statements.

6.	Review and ensure that disclosures regarding exemption from audit committee requirements appear in, or are incorporated by reference into, annual reports filed with the SEC.

7.	Engage such independent legal and other advisors, as it deems necessary or appropriate to carry out its responsibilities at the Company’s expense. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

8.	Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, its compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function.

9.	May form and delegate authority to subcommittees, comprised of one or more members of the Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. Each subcommittee shall have the full power and authority of the Audit Committee within the authority delegated to the subcommittee or member(s).

10.	Undergo an annual performance evaluation of itself.

11.	Perform such other activities, as the Board of Directors may from time to time deem necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

HECLA MINING COMPANY
2006 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE AND SCOPE OF PLAN

Section 1.1.  Purpose and Intent of Plan. The purpose of the 2006 Employee Stock Purchase Plan (hereinafter referred to as the “Plan”) is to provide employees of Hecla Mining Company, a Delaware corporation (hereinafter sometimes referred to as the “Company”) and related affiliated entities, Hecla Ventures Corporation, a Nevada corporation, Minera Hecla Venezolana, C.A., a Venezuelan corporation, and Minera Hecla, S.A. de C.V., a Mexican corporation, with an opportunity to acquire a proprietary interest in Hecla Mining Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted, construed, and administered in a manner consistent with such purpose and intent.

Section 1.2.  Intent and Construction. This document is to be used for purposes of establishing an employee stock purchase plan pursuant to which employees of Hecla Mining Company and related affiliated entities may purchase common stock of Hecla Mining Company through payroll deductions. The Plan is intended to provide for the grant of the right to purchase common stock of Hecla Mining Company, referred to as “purchase rights,” to the participating employees to purchase common stock of Hecla Mining Company. It is intended that the Plan satisfy the requirements of Section 423(b) of the Internal Revenue Code and that the purchase rights provided under the Plan receive the favorable tax treatment available for such employee stock purchase plans under Section 421(a) of the Internal Revenue Code. This document shall be administered and construed in a manner consistent with said intent and according to the laws of the State of Delaware to the extent that such laws are not preempted by the laws of the United States of America.

ARTICLE II
DEFINITIONS

Section 2.1.  Definitions. When used in this document with initial capital letters, the terms defined in this Section 2.1 shall have the meanings respectively ascribed to them unless a different meaning is plainly required by the context.

(a)	Affiliate. “Affiliate” means any parent or subsidiary corporation of the Company as defined in Sections 424(e) and 424(f) of the Code and with respect to which participation in the Plan has been approved by the Board of Directors.

(b)	Base Compensation. “Base Compensation” means the cash compensation (including wage, salary, and overtime earnings) paid by the Company or any Affiliate to an Eligible Employee in accordance with the terms of employment during the applicable payroll period.

(c)	Board of Directors. “Board of Directors” means the Board of Directors of Hecla Mining Company.

(d)	Code. “Code” means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

(e)	Committee. “Committee” means the Compensation Committee of the Board of Directors of Hecla Mining Company or such other committee of directors as may be designated by the Board of Directors to administer the Plan.

(f)	Common Stock. “Common Stock” means the common stock, par value $0.25 per share, of Hecla Mining Company.

(g)	Company. “Company” means Hecla Mining Company, a Delaware corporation.

(h)	Eligible Employee. “Eligible Employee” means, in general, any common law employee of the Company or an Affiliate; except, however, there shall be excluded from this definition of Eligible Employee and from participation in the Plan the following: (i) any employee who has been employed by the Company or an Affiliate for less than two (2) years; (ii) any employee whose customary employment is twenty (20) hours or less per week; (iii) any employee whose customary employment is for not more than five (5) months in any calendar year; (iv) any “highly compensated employee” within the meaning of Section 414(q) of the Code; and (v) any person who, if immediately after a right to purchase Common Stock would be granted under the Plan, would be deemed for purposes of Section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this provision, stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code and stock which the individual may purchase under outstanding options shall be treated as stock owned by the individual).

(i)	Fair Market Value. “Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ; if, however, such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to a plan intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, Fair Market Value shall be determined in accordance with said regulations.

(j)	Participant. “Participant” means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Article V.

(k)	Plan. “Plan” means the Hecla Mining Company 2006 Employee Stock Purchase Plan, effective as of August 1, 2006, as approved and adopted by the Board of Directors of Hecla Mining Company and the stockholders of Hecla Mining Company, which is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(l)	Purchase Period. “Purchase Period” means the period from August 1, 2006, to September 30, 2006, and thereafter, for each calendar quarter during a calendar year ending on March 31, June 30, September 30, and December 31 of each calendar year, for the period or periods set forth in Article XIII of the Plan.

(m)	Stock Purchase Account. “Stock Purchase Account” means the account established and maintained for a Participant as a record of the amount withheld from the Base Compensation of the Participant through payroll deductions made under the Plan.

Section 2.2.  Rules of Interpretation. Any reference in the Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Delaware.

ARTICLE III
SCOPE OF THE PLAN AND PARTICIPATION

Section 3.1.  Scope of the Plan. Purchase rights to purchase shares of the Common Stock of the Company may be granted by the Company to Eligible Employees during the period commencing August 1, 2006, and ending July 31, 2011, as hereinafter provided, but not more than 500,000 shares of Common Stock (subject to adjustment as provided in Article XII of the Plan) shall be purchased pursuant to such purchase rights. All purchase rights granted pursuant to this Plan shall be subject to the same terms, conditions, rights, and privileges. For purposes of satisfying the purchase rights, the Company shall, at the discretion of the

Committee: (i) make open-market purchases of Common Stock to provide shares of Common Stock for purchase under the Plan; (ii) sell Treasury shares for purchase under the Plan; or (iii) issue authorized but unissued shares of Common Stock for purchase under the Plan.

Section 3.2.  Eligibility and Participation. To be eligible to participate in this Plan for a given Purchase Period, an employee of the Company or an Affiliate must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an election form with the Committee at least twenty (20) days in advance of the Purchase Period (or such later day as the Committee shall determine) that authorizes regular payroll deductions from Base Compensation beginning with the first payday in the Purchase Period and continuing until the Eligible Employee withdraws from the Plan, ceases to be an Eligible Employee, or the Plan is terminated. However, in no event shall payroll deductions commence until the Committee has received the election form from the Eligible Employee and the Eligible Employee has received all information required to be disclosed to the Eligible Employee under applicable securities laws.

ARTICLE IV
AMOUNT OF COMMON STOCK
EACH ELIGIBLE EMPLOYEE MAY PURCHASE

Section 4.1.  Grant of Purchase Rights. Subject to the provisions of this Plan, each Eligible Employee shall be offered a purchase right on the last day of the Purchase Period to purchase the largest number of whole shares of Common Stock that can be purchased at the price specified in Section 4.2 with the entire credit balance in the Stock Purchase Account of the Eligible Employee provided, however, that no more than the lesser of: (i) 1,000 shares of Common Stock and other stock for each Purchase Period; or (ii) $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of shares of Common Stock and other stock may be purchased under this Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any Eligible Employee for each calendar year. This provision shall be interpreted and construed in a manner that would require no Eligible Employee to accrue the right to purchase Common Stock of the Company at a rate that exceeds $25,000 of the fair market value of the stock for each calendar year for which the purchase right is outstanding as required under Section 423(b)(8) of the Code. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3.1 of the Plan, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.

Section 4.2.  Purchase Price of the Common Stock. The purchase price of each share of Common Stock sold pursuant to this Plan will be the lesser of: (i) 85% of the Fair Market Value of such share on the first business day of the Purchase Period; or (ii) 85% of the Fair Market Value of such share on the last business day of the Purchase Period. This provision shall be interpreted and construed in a manner that would require the purchase rights under the Plan to have a purchase price that is no less than the lesser of: (i) 85% of the fair market value of the stock at the time the purchase right is granted; or (ii) 85% of the fair market value of the stock at the time the shares of stock are purchased as required under Section 423(b)(6) of the Code.

ARTICLE V
METHOD OF PARTICIPATION

Section 5.1.  Notice of Purchase Rights. The Committee shall give notice to Eligible Employees of each offering of purchase rights pursuant to this Plan and the terms and conditions for each grant. Such notice is subject to revision by the Company at any time prior to the date of grant. The first day of a Purchase Period is the date contemplated by the Company as the date of grant of the purchase right.

Section 5.2.  Election to Participate in the Plan. Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall elect to participate in the Plan by completing an election form provided to the Eligible Employee by the Committee and filing such completed election form with the Committee within the time period required by the Committee for an effective election. An Eligible Employee may elect a withholding percentage as to the withholding of Base Compensation, provided, however, that the percentage must always be a whole percentage from zero percent (0%) to ten percent (10%). The payroll deductions made for each Eligible Employee shall be credited to the Stock Purchase Account established and maintained for the Eligible Employee under the Plan. An election to participate in the Plan and to authorize payroll deductions as described in this Article V must be made before the commencement of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from this Plan, modifies his or her authorization, or terminates his or her employment with the Company as hereinafter provided.

Section 5.3.  Election Not to Participate in the Plan. An Eligible Employee who does not make a timely election to participate in the Plan as provided in this Article V shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

Section 5.4.  Change of Control Provisions. “Corporate Change” shall mean one of the following events: (i) the merger, consolidation, or other reorganization of the Company in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other company (except a direct or indirect wholly owned subsidiary of the Company), cash or other property; the sale, lease or exchange of all or substantially all of the assets of the Company to any other company (except a direct or indirect wholly owned subsidiary of the Company); or (iii) the adoption by the stockholders of the Company of a plan of liquidation or dissolution. In the event of a Corporate Change, unless a successor corporation assumes or substitutes new purchase rights to purchase Common Stock for all purchase rights to purchase Common Stock then outstanding, (i) the purchase date for all purchase rights to purchase Common Stock then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of the Corporate Change; and (ii) upon such effective date any unexercised purchase rights to purchase Common Stock shall expire and the Company shall promptly refund to each Participant the balance of the Stock Purchase Account of such Participant.

ARTICLE VI

STOCK PURCHASE ACCOUNT

Section 6.1.  Establishment of Account. The Company shall establish and maintain a Stock Purchase Account for each Participant. Payroll deductions pursuant to Article V will be credited to such Stock Purchase Accounts on each payday.

Section 6.2.  No Credited Interest. No interest will be credited to a Stock Purchase Account established and maintained for the benefit of a Participant.

Section 6.3.  Proceeds from Shares of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to purchase rights granted under the Plan shall constitute general funds of the Company.

Section 6.4.  Separate Cash Payments Prohibited. A Participant may not make any separate cash payment that may be credited to the Stock Purchase Account established for the benefit of the Participant under the Plan.

ARTICLE VII

RIGHT TO REDUCE PARTICIPATION OR TO WITHDRAW

Section 7.1.  Reduction or Cessation of Payroll Deductions. A Participant may, at any time during a Purchase Period, elect to reduce or cease payroll deductions by directing the Company to cause payroll deductions from Base Compensation applicable with respect to participation in this Plan to cease, or to be reduced. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be reduced in accordance with the election and direction of the Participant. A Participant may not, however, increase payroll deductions during a Purchase Period.

Section 7.2.  Limitations on Adjustments to Payroll Deductions. Any Participant who ceases payroll deductions applicable with respect to participation in this Plan during a Purchase Period may not thereafter resume payroll deductions for the Purchase Period, and any Participant who decreases payroll deductions applicable with respect to participation in this Plan during a Purchase Period may not thereafter further decrease or increase such payroll deductions during the Purchase Period, except that he or she may cease further deductions during that Purchase Period.

Section 7.3.  Withdrawal from Participation. Any Participant may also withdraw from the Plan by written notification of withdrawal delivered to the Committee at such time before the end of a Purchase Period as the Committee shall determine. In such event, all future payroll deductions applicable with respect to participation in this Plan shall cease and the entire amount credited to the Stock Purchase Account of the Participant will be paid to the Participant, without interest, in cash within sixty (60) days of the date on which occurs the withdrawal from the Plan. A Participant who withdraws from the Plan will not be eligible to again become a Participant in the Plan until the next succeeding Purchase Period.

Section 7.4.  Procedures for Adjusting Payroll Deductions or Withdrawing From the Plan. An election by a Participant to reduce or cease payroll deductions applicable with respect to participation in this Plan, or to withdraw from the Plan, shall be effective only if made by the filing of an appropriate and timely notice to such effect with the Committee.

ARTICLE VIII

TERMINATION OF EMPLOYMENT

Section 8.1.  Termination of Employment. If the employment of a Participant is terminated before the end of a Purchase Period for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility to participate in the Plan, the participation in the Plan of that individual shall be terminated and the entire amount credited to the Stock Purchase Account of the individual shall be paid to the individual, without interest, in cash as soon as practicable following the termination of employment.

Section 8.2.  Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee the right to continue in the employment of the Company or any of the participating companies or affect any right which the Company or any participating companies may have to terminate the employment of such Eligible Employee.

ARTICLE IX

EXERCISE OF PURCHASE RIGHT AND PURCHASE OF SHARES

Section 9.1.  End of Purchase Period. For each Plan Participant, as of the last day of the Purchase Period, the entire amount credited to the Stock Purchase Account of a Participant automatically and without any further action of the Participant, will be allocated to the purchase of the largest number of whole shares of Common Stock that may be purchased with the amount credited to the Stock Purchase Account of the Participant (subject to the limitations of Article IV of the Plan), determined by the result obtained by dividing the amount credited to the Stock Purchase Account by the purchase price as of the last day of the Purchase Period, unless the Participant has timely filed an appropriate form with the Committee in advance of that date which provides either for the election and direction to purchase a specified number of whole shares which is less than the number described above or for the election and direction to receive the entire amount, without interest, in cash.

Section 9.2.  Remaining Amount. Any amount that remains credited to the Stock Purchase Account of a Participant after the purchase of the whole shares of Common Stock as described in Section 9.1 (or the entire amount credited to the Stock Purchase Account if the Participant elected not to purchase any shares of Common Stock) will be carried forward to the next Purchase Period unless the Stock Purchase Account ceases to be maintained pursuant to Article VIII of the Plan.

Section 9.3.  Certificates of Purchase. As soon as practicable after the close of the Purchase Period, for each Participant who has acquired shares of Common Stock under the Plan, a statement shall be delivered to each Participant which shall include the number of whole shares of Common Stock purchased as of the last day of the Purchase Period. Upon request of a Participant and once the purchase price has been withheld from the Participant, certificates for the number of whole shares of Common Stock purchased by the Participant as provided under the Plan shall be issued and delivered to the Participant. If the employment of a Participant with the Company and all Affiliates is terminated as provided in Section 8.3, certificates for the number of whole shares of Common Stock purchased by that individual under the Plan shall be issued and delivered to that individual as soon as administratively feasible thereafter.

ARTICLE X

RIGHTS REGARDING ACQUIRED STOCK

Section 10.1.  Rights as a Stockholder. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to the shares of Common Stock purchased under this Plan, including the right to receive any dividends which may be declared by the Company, until the purchase price for such shares has been withheld from the Participant in accordance with Article IX of the Plan and credited to the purchase of shares of Common Stock.

Section 10.2.  Rights Not Transferable. The rights of a Participant under this Plan are exercisable only by the Participant during the lifetime of the Participant, and may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, or transfer the same shall be null and void and without effect. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged, or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation, or other disposition of such amounts will be null and void and without effect.

ARTICLE XI

ADMINISTRATION OF THE PLAN

Section 11.1.  Administrator. The administrator of the Plan shall be the Company. However, except as otherwise provided herein, the Committee shall act on behalf of the Company with respect to the administration of the Plan and the performance of functions generally assigned to the Company.

Section 11.2.  Authority of the Administrator. The Committee shall have the authority, duty, and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any amounts may be payable, or any shares of Common Stock may be purchased or distributable under the Plan, to resolve all factual and legal questions concerning the status and rights of a Participant and any others under the Plan, including, but not limited to, eligibility for any amounts payable under the Plan or any shares of Common Stock purchased under the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Any amounts payable under the Plan and any shares of Common Stock purchased under the Plan will be distributable only if the Committee decides in its discretion that the applicant is entitled to them under the Plan. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments or shares of Common Stock hereunder. The determinations, interpretations, and regulations of the Committee and the calculations of the Company shall be final and binding on all persons and parties concerned. To the extent permitted under applicable law, including applicable securities laws, the Committee may delegate authority with respect to the administration of the Plan as it deems necessary or appropriate for the administration of the Plan.

Section 11.3.  Failure to Exercise Purchase Rights. If any purchase rights granted under the Plan shall lapse or terminate without being exercised, the number of shares of Common Stock covered thereby shall again become available for the purposes of this Plan.

ARTICLE XII
ADJUSTMENTS IN COMMON STOCK AND STOCK CERTIFICATES

Section 12.1.  Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock of the Company by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares, and the like, the aggregate number and the class of shares available under this Plan and the number, class, and purchase price of shares subject to a purchase right but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

Section 12.2.  Registration of Certificate. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form.

ARTICLE XIII

PLAN EFFECTIVE DATE AND RIGHT TO AMEND

Section 13.1.  Effective Date of Plan. This Plan shall consist of an offering commencing August 1, 2006, and ending September 30, 2006, and thereafter consecutive calendar quarter offerings beginning on January 1 of each calendar year and ending on March 31, June 30, September 30, and December 31 of the calendar year. All rights of Participants in any offering hereunder shall terminate at the earlier of the conclusion of the last Purchase Period authorized herein on July 31, 2011, or: (i) on the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase; (ii) at any time, as determined at the discretion of the Board of Directors of the Company. Upon termination of this Plan, any shares of Common Stock purchased by a Participant under the Plan in accordance with Article IX of the Plan that have not yet been delivered or distributed to the Participant shall be issued and delivered to the Participant, and any amount that remains credited to the Stock Purchase Account of the Participant shall be paid to the Participant, without interest, in cash, as if the Plan were terminated at the end of a Purchase Period and as if the date of termination of the Plan is the last day of a Purchase Period.

Section 13.2.  Amendment of Plan. Subject to the provisions of Section 13.3, the Board of Directors of the Company may at any time and from time to time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to options accepted under this Plan, except that, without stockholder approval on the same basis as required by Article XIV, no amendment shall be made: (i) to increase the number of shares to be reserved under this Plan; (ii) to decrease the minimum purchase price; (iii) to withdraw the administration of this Plan from the Committee; or (iv) to change the definition of Eligible Employee for purposes of participation in the Plan.

Section 13.3.  Termination or Suspension of the Plan. Notwithstanding the provisions of Section 13.2, the Board of Directors of the Company may, in its discretion, suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No purchase rights may be granted under the Plan while the Plan is suspended or after it is terminated. Any benefits, privileges, entitlements and obligations under any purchase rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except: (i) as expressly provided in the Plan or with the consent of the person to whom such purchase rights were granted; (ii) as necessary to comply with any laws, regulations, or listing requirements; or (iii) as necessary to ensure that the Plan and/or purchase rights granted under the Plan comply with the requirements of Section 423 of the Code.

ARTICLE XIV
GOVERNMENTAL AND STOCKHOLDER APPROVAL

Section 14.1.  Governmental Regulations and Listing. All purchase rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale, or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock that may be purchased pursuant to the right to purchase Common Stock on the last day of the Purchase Period applicable to such purchase right. The Company shall not be obligated to issue any Common Stock pursuant to this Plan at any time when the offer, issuance or sale of such Common Stock has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state or foreign laws, rules or regulations as the Committee deems applicable and, in the opinion of counsel for the Company, there is no available exemption from such registration or other requirement. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the New York Stock Exchange covering the shares of Common Stock under the Plan upon official notice of issuance.

Section 14.2.  Requirements of Securities Laws. All Common Stock purchased pursuant to this Plan shall be subject to the policies of the Company concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of the purchase rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act shall comply with any applicable provisions of Rule 16b-3 promulgated thereunder. As to such persons, the Plan shall be deemed to contain, and such purchase rights shall contain, and the Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 with respect to Plan transactions.

Section 14.3.  Stockholder Approval. This Plan shall be submitted for approval by the stockholders of the Company prior to May 5, 2006.

Section 14.4.  No Employment Rights. This Plan shall not be deemed to constitute a contract of employment among or between the Company or any Affiliate and any Participant, nor shall it interfere with the right of the Company or any Affiliate to terminate any Participant and treat such person without regard to the effect which such treatment might have with respect to participation in the Plan.

Section 14.5.  Plan Provisions. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural, and the plural may be read as the singular.

Section 14.6.  Applicable Law. To the extent not preempted by the laws of the United States, this Plan, and all agreements hereunder, shall be interpreted and construed in accordance with and governed by the laws of the State of Delaware.

Section 14.7.  Tax Withholding. Delivery of shares of Common Stock or of cash pursuant to this Plan shall be subject to any required federal, state or local tax withholding. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required federal, state or local tax withholdings.

Dated this    day of          , 20  .

HECLA MINING COMPANY

By:

Its:

HECLA VENTURES CORPORATION

By:

Its:

MINERA HECLA VENEZOLANA, C.A.

By:

Its:

MINERA HECLA, S.A. de C.A.

By:

Its:

DRIVING DIRECTIONS

•	From the West (Spokane, Washington) via I-90

o	Follow I-90 East to Coeur d’Alene, Idaho

o	Take US-95, Exit #12

o	Turn left at the light (north on 95)

o	At the second stop light, turn left on Appleway Avenue

o	Coeur d’Alene Inn & Conference Center is on the left side

•	From the East via I-90

o	Follow I-90 West to Coeur d’Alene, Idaho

o	Take US-95, Exit #12

o	Turn right at the light (north on 95)

o	At the first stop light, turn left on Appleway Avenue

o	Coeur d’ Alene Inn & Conference Center is on the left side

ANNUAL MEETING OF SHAREHOLDERS OF

HECLA MINING COMPANY

May 5, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:
☐	FOR ALL NOMINEES	NOMINEES: m George R. Nethercutt, Jr. m John H. Bowles

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL to approve the amendment to the Certificate of Incorporation of the Corporation increasing the number of authorized shares of Common Stock of the Corporation from 200,000,000 to 400,000,000.	☐	☐	☐

3.	PROPOSAL to approve the adoption of an Employee Stock Purchase Plan.	☐	☐	☐

4.	In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of the two nominees for Director and FOR the adoption of Proposals 2 and 3.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HECLA MINING COMPANY

6500 N. Mineral Drive, Suite 200
Coeur d’ Alene, Idaho 83815-9408

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies, hereby appoints ARTHUR BROWN and MICHAEL B. WHITE, and each of them, proxies of the undersigned, with full power of substitution, to attend the Corporation’s Annual Meeting of Shareholders on May 5, 2006, and any adjournment or postponements thereof, and there to vote the undersigned’s shares of Common Stock of the Corporation on the following matters as described in the Board of Directors Proxy Statement for such meeting, a copy of which has been received by the undersigned.

(Continued and to be signed on the reverse side.)

 ANNUAL MEETING OF SHAREHOLDERS OF

HECLA MINING COMPANY

May 5, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.  â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:
☐	FOR ALL NOMINEES	NOMINEES: m George R. Nethercutt, Jr. m John H. Bowles

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL to approve the amendment to the Certificate of Incorporation of the Corporation increasing the number of authorized shares of Common Stock of the Corporation from 200,000,000 to 400,000,000.	☐	☐	☐

3.	PROPOSAL to approve the adoption of an Employee Stock Purchase Plan.	☐	☐	☐

4.	In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of the two nominees for Director and FOR the adoption of Proposals 2 and 3.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.